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                                  31 MARCH 1998

                  (1)      THE SELLERS

                  (2)      OCWEN FINANCIAL CORPORATION

                  (3)      CITYSCAPE FINANCIAL CORPORATION

                  (4)      CITY MORTGAGE FUNDING 1 LIMITED

         AGREEMENT FOR THE SALE AND PURCHASE OF THE BUSINESS OF CITY MORTGAGE CORPORATION LIMITED AND ITS SUBSIDIARIES AND THE ENTIRE ISSUED SHARE CAPITAL OF CITY MORTGAGE RECEIVABLES 7 PLC
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                                    CONTENTS

CLAUSE                                                                      PAGE


1.     INTERPRETATION..........................................................1

2.     SALE AND PURCHASE......................................................13

3.     CONDITIONS.............................................................14

4.     PURCHASE PRICE.........................................................17

5.     COMPLETION.............................................................19

6.     OFFICE OF FAIR TRADING.................................................19

7.     WARRANTIES.............................................................19

8.     CONTRACTS AND LIABILITIES..............................................20

9.     EMPLOYEES..............................................................22

10.    VALUE ADDED TAX........................................................23

11.    POST-COMPLETION OBLIGATIONS............................................24

12.    INTELLECTUAL PROPERTY..................................................24

13.    ANNOUNCEMENTS..........................................................24

14.    FURTHER UNDERTAKINGS BY FINANCIAL......................................25

15.    COMPETITION............................................................25

16.    COSTS..................................................................26

17.    GENERAL................................................................26

18.    ENTIRE AGREEMENT.......................................................26

19.    ASSIGNMENT.............................................................27

20.    NOTICES................................................................27

21.    GOVERNING LAW AND JURISDICTION.........................................28

22.    COUNTERPARTS...........................................................29

SCHEDULE 1 - THE SELLERS......................................................37
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SCHEDULE 2 - THE ASSETS.......................................................39

SCHEDULE 3 - COMPLETION OBLIGATIONS...........................................45

SCHEDULE 4 - EXCLUDED ASSETS..................................................49

SCHEDULE 5 - CALCULATION OF PURCHASE PRICE AND INTERIM PURCHASE PRICE.........50

SCHEDULE 6 - WARRANTIES.......................................................55

SCHEDULE 7 - LIMITATIONS ON THE SELLER'S LIABILITY............................65

SCHEDULE 8 - LIABILITIES......................................................69

SCHEDULE 9 - ASSIGNMENT OF BUILDINGS POLICIES.................................71

SCHEDULE 10 - ASSIGNMENT OF LIFE POLICIES.....................................73

SCHEDULE 11 - ASSIGNMENT OF LAS POLICIES......................................75

SCHEDULE 12 - INSURANCE POLICIES..............................................77

SCHEDULE 13 - DELIBERATELY LEFT BLANK.........................................78

SCHEDULE 14 - FORM OF TRANSFER (REGISTERED LAND) - ENGLAND AND WALES..........79

SCHEDULE 15 - FORM OF TRANSFER (UNREGISTERED LAND) - ENGLAND AND WALES........82

SCHEDULE 16 - FORM OF TRANSFER (REGISTERED LAND) - SCOTLAND...................85

SCHEDULE 17 - FORM OF TRANSFER (SASINE REGISTER) - SCOTLAND...................87

SCHEDULE 18 - BUYER'S POWER OF ATTORNEY.......................................89

SCHEDULE 19 - THE COLLECTION ACCOUNTS.........................................92

SCHEDULE 20 - INSTRUCTION LETTER..............................................94

SCHEDULE 21 - DEED OF CHARGE..................................................96

SCHEDULE 22 - DEED OF SUBSTITUTION...........................................101
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THIS AGREEMENT is made on 31 March 1998

BETWEEN

(1) THE PERSONS details of which are set out in Schedule 1 (together the "Sellers" and each one a "Seller");

(2) OCWEN FINANCIAL CORPORATION, a company incorporated in the state of Florida whose principal place of business is at The Forum, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 (the "Buyer");

(3) CITYSCAPE FINANCIAL CORPORATION, a company incorporated in the state of Delaware, whose principal place of business is at 565 Taxter Road, Elmsford, New York ("Financial"); and

(4) CITY MORTGAGE FUNDING 1 LIMITED (Company No. 3299937) whose registered office is at Cityscape House, Croxley Business Park, Watford WD1 8YF ("CMF").

THE PARTIES AGREE as follows:

1.       INTERPRETATION

1.1      In this Agreement:

         "Accounts" means the draft consolidated accounts of CMC for the year ended 31 December 1996, a copy of which is annexed to the Disclosure Letter;

         "Accrued Interest" means, in relation to a Loan and at any date, interest which has accrued but is not due;

         "Act" means the Companies Act 1985;

         "AFC" means Assured Funding Corporation Limited (Company No. 2102520);

         "Arrears of Interest" means, in relation to a Loan, and at any date, interest which has accrued and has become due and payable but remains unpaid;

         "Assets" means all the property and assets agreed to be sold and purchased under this Agreement as set out in Schedule 2;

         "Assignment of Buildings Policies" means the assignment of the Third Party Buildings Policies and the Block Buildings Policies substantially in the form set out in Schedule 9;

         "Assignment of Life Policies" means the assignment of the Life Policies substantially in the form set out in Schedule 10;




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         "Assignment of LAS Policies" means an assignment of the LAS Policies substantially in the form set out in Schedule 11;

         "Block Buildings Policies" means the block buildings insurance policies listed in part I of Schedule 12;

         "Block Life Policy" means the block life policy listed in Part III of
         Schedule 12;

         "Borrower" means, in relation to a Loan, the individual or individuals named as such in the relevant Mortgage or Mortgage Conditions and to whom such Loan is advanced together with the individual or individuals (if any) from time to time assuming an obligation (other than as surety or guarantor) to repay such Loan or any part of it;

         "Building Policies" means the Block Building Policies and the Third Party Building Policies;

         "Business" means the respective businesses and undertakings, including the business of mortgage broking, mortgage origination, mortgage underwriting, mortgage servicing, insurance broking and any activities ancillary thereto carried on by any of the Sellers and agreed to be sold and purchased under this Agreement;

         "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in London;

         "Buyer's Group Company" means the Buyer, any subsidiary of the Buyer, and any holding company of the Buyer or any subsidiary of any holding company of the Buyer;

         "Buyer's Notification Letter" means a joint letter from the Buyer and CMC to the Borrowers in relation to the Loans comprised in the Portfolio in the agreed form;

         "Buyer's Power of Attorney" means a power of attorney substantially in the form set out in Schedule 18;

         "CCA" means the Consumer Credit Act 1974;

         "Charge" means an assignment or assignation to, or, as the case may be, deposit with, any Seller by a Borrower, by way of security, of a Life Policy;

         "CMC" means City Mortgage Corporation Limited (Company No. 3043776);

         "CMC Group Undertaking" means CMC, or an undertaking which is, on or at any time after the date of this Agreement, a subsidiary undertaking or parent undertaking of CMC or a subsidiary undertaking of a parent undertaking of CMC;




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         "CMCR" means City Mortgage Collateral Reserve No. 1 Limited (Company
         No. 3437349);

         "CMC Securitisations" means, collectively, the CMR1 Securitisation, the CMR2 Securitisation, the CMR3 Securitisation, the CMR4 Securitisation, the CMR5 Securitisation and the CMR6 Securitisation;

         "CMF Loans" means those of the Loans in which CMF has any interest;

         "CMH" means City Mortgage Holdings Limited (Company No. 3126743);

         "CMR1" means City Mortgage Receivables 1 Plc (Company No. 3126751);

         "CMR1 Reserve Novation Agreement" means the novation agreement dated 8 December 1997 made between CMC, CMCR, CMR1, City Mortgage Trustees 1 Limited, CMS, Chase Manhattan Trustees Limited, Guardian Mortgage Services Limited, GIL and National Westminster Bank Plc;

         "CMR1 Securitisation" means the securitisation of mortgage loans originated or purchased by certain of the Sellers, effected through the sale of those mortgage loans to CMR1 as issuer on 21 March 1996;

         "CMR2" means City Mortgage Receivables 2 Plc (Company No. 3245450);

         "CMR2 Securitisation" means the securitisation of mortgage loans originated or purchased by certain of the Sellers, effected through sales of those mortgage loans to CMR2 as issuer on 18 October 1996;

         "CMR3" means City Mortgage Receivables 3 Plc (Company No. 3245445);

         "CMR3 Securitisation" means the securitisation of mortgage loans originated or purchased by certain of the Sellers, effected through sales of those mortgage loans to CMR3 as issuer on 31 October 1996;

         "CMR4" means City Mortgage Receivables 4 Plc (Company No. 3246090);

         "CMR4 Securitisation" means the securitisation of mortgage loans originated or purchased by certain of the Sellers, effected through sales of those mortgage loans to CMR4 as issuer on 31 January 1997;

         "CMR5" means City Mortgage Receivables 5 Plc (Company No. 3304205);

         "CMR5 Securitisation" means the securitisation of mortgage loans originated or purchased by certain of the Sellers, effected through sales of those mortgage loans to CMR5 as issuer on 31 January 1997;

         "CMR6" means City Mortgage Receivables 6 Plc (Company No. 3328209);




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         "CMR6 Securitisation" means the securitisation of mortgage loans originated or purchased by certain of the Sellers, effected through the sales of mortgage loans to CMR6 as issuer on 30 April 1997;

         "CMR7" means City Mortgage Receivables 7 Plc (Company No. 3389478);

         "CMR7 Shares" means the 50,000 ordinary shares of pound sterling 1 each paid up as to 25 pence each comprising the whole of the issued share capital of CMR7;

         "CMS" means City Mortgage Servicing Limited (Company No. 3043775);

         "Collection Accounts" means the collection accounts listed in Schedule 19;

         "Completion" means completion of the sale and purchase of the Business and the Assets in accordance with this Agreement;

         "Completion Date" means the date upon which Completion occurs;

         "Contracts" means all the contracts to which any Seller is a party and are unperformed (wholly or partly) at the Effective Time including, without limitation, finance leases, operating leases and hire and hire purchase agreements but excluding the Loans, employment contracts with the Employees, the Watford Lease and the Wolverhampton Lease, agreements relating to borrowing (whether to or from a Seller) or contracts relating to the CMC Securitisations and "CONTRACT" means any one of the Contracts;

         "Data Tape" means the compact disc signed by the parties hereto for identification and dated the date of this Agreement;

         "DCR" means Duff & Phelps Credit Rating Co. and includes any successor to its rating business;

         "Deed of Charge" means the charge substantially in the form set out in
         Schedule 21;

         "Deed of Consent" means, in relation to a Loan (other than a Scottish
         Loan) and its related Mortgage, the deed (if any) whereby an occupier of Property aged seventeen years or over made known to the relevant Originator who is not the relevant Borrower has agreed to postpone his interest (if any) in the relevant Property so that it ranks for repayment after the interest created by, and the sums secured under, such related Mortgage;

         "Deed of Postponement" means, in relation to a Loan and its related Mortgage, any deed of postponement or ranking agreement whereby an existing mortgagee or heritable creditor of the relevant Property at the date of creation of the relevant Mortgage consents and agrees that the sums secured from time to time by the relevant existing mortgage or standard security will rank for repayment after or, as the case may be, before the sums secured by the relevant Mortgage;

         "Deed of Variation" means the deed of variation in respect of the CMC Securitisations dated 27 February 1998;

         "Disclosure Letter" means the letter from Financial to the Buyer in relation to the Warranties having the same date as this Agreement;

         "Effective Time" means the close of business in London on the day on which Completion occurs;

         "Employees" means the employees employed by any Seller at the Effective Time;

         "Encumbrance" means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect;

         "Excluded Assets" means the assets set out in Schedule 4;

         "Final Portfolio Completion Statement" means the statement and data disk agreed pursuant to Part 1 of Schedule 5;

         "Fitch" means Fitch Investors Service, LP and includes any successor to its ratings business;

         "Further Advance" means, in relation to a Loan and its related Mortgage, any advance of further moneys to the relevant Borrower on the security of the relevant Mortgage after the date of completion of such Mortgage, including advances of any Retention but excluding however any capitalised expenses;

         "Further Loan" means each mortgage loan originated on or after the date hereof and before Completion in accordance with clause 4.11.2;

         "GIL" means Greenwich International, Ltd.;

         "GIL Releases" means:

         (a) a deed of release in respect of the charges created by the Debenture Creating Fixed and Floating Charges made between MML, GIL and CMC dated 27 February 1998;

         (b) a deed of release in respect of the charge created by the Debenture creating a Floating Charge postponed to all other Security Interests made between CMC and GIL dated 27 February 1998;




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         (c)      a deed of release in respect of the charge created by CMC
                  creating fixed charges and assignments over certain securitisation residual interests vested in CMC dated 27 February 1998;

         (d) a reassignment of the accounts in the name of MML and all amounts standing to the credit thereto which were assigned to GIL pursuant to the bank account assignment dated 27 February 1998 between MML and GIL; and

         (e) a reassignment of the account in the name of CMC and all amounts standing to the credit thereto which was assigned to GIL pursuant to the bank account assignment dated 27 February 1998 between CMC and GIL;

         "Goodwill" means the goodwill of the Business and the Buyer's right to use the name of any Seller or under which any Seller has traded and to represent itself as operating the Business in succession to any Seller;

         "HFC" means Home Funding Corporation Limited (Company No. 1967932);

         "HMC" means Home Mortgage Corporation Limited (Company No. 2000967);

         "Holdback" means the aggregate of pound sterling 3.5 million and the amount of the cash received by the Sellers from any of the Residuals during the period commencing at the close of business on the Preparation Date and ending at the close of business on the Completion Date, as certified to the Buyer by an officer of CMC on or prior to the Completion Date;

         "Initial Portfolio" means any mortgage loan the beneficial interest in respect of which is vested in a Seller or CMF on the date hereof;

         "Instruction Letter" means a letter from each applicable Seller to the Seller's Conveyancing Solicitors in relation to certain of the Loans comprised in the Portfolio in the form set out in Schedule 20;

         "Intellectual Property" means patents, trade marks, service marks, registered designs, applications for any of those rights, trade and business names, unregistered trade marks and service marks, copyrights, know-how, rights in designs and inventions and rights under licences in relation thereto such rights;

         "Intellectual Property Rights" means all Intellectual Property owned by any Seller at the Effective Time;

         "Interim Portfolio Completion Statement" means the statement and disk agreed pursuant to Part 2 of Schedule 5;

         "J&J" means J&J Securities Limited (Company No. 1335672);




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
         "LAS Policies" means the local search indemnity policy or policies listed in Part II of Schedule 13;

         "Last Accounting Date" means 31 December 1996;

         "Lending Criteria" means the lending criteria used by an Originator in connection with its activities as lender in the agreed form;

         "Letter of Offer" means each letter or letters of offer or agreement or agreements to make a Loan or Further Advance including the terms and conditions incorporated therein;

         "Liabilities" means the amounts owing or to become due to those creditors of the Sellers identified or otherwise described in Schedule 8 which, in the case of leased assets, shall be any amounts falling due for the residue of the term of the leases thereof at the Effective Time or, for the purposes of Part 2 of Schedule 5 only, at the Preparation Date;

         "Liabilities Statement" means the statement and data disk designated as such pursuant to Part 1 of Schedule 5;

         "Life Policies" means any policy or policies of life assurance and/or term assurance assigned to, or deposited with, any Seller by way of collateral security for repayment of a Loan and the Block Life Policy and "LIFE POLICY" means each of them;

         "Loan" means each of the loans comprised in the Initial Portfolio and all rights and entitlements of any Seller in relation thereto as set out in clause 2.1 and each Further Loan;

         "Loan File" means, in relation to a Loan, the customer file maintained by an Originator or its agents on its behalf (excluding, for the avoidance of doubt, the Title Deeds);

         "MGD" means Midland & General Direct Limited (Company No. 2560230)

         "MHA Documentation" means (in relation to any Scottish Loan) any consent, renunciation or affidavit granted in terms of the Matrimonial Homes (Family Protection) (Scotland) Act 1981 as amended;

         "MIRAS Scheme" means the Mortgage Interest Relief at Source scheme provided for in Sections 369 to 379 of the Income and Corporation Taxes Act 1988;

         "MML" means Mortgage Management Limited (Company No. 2002263);

         "MML Loans" means those of the Loans in which MML has any interest;




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         "Mortgage" means a charge by way of legal mortgage in England and Wales or by way of Standard Security in Scotland over a residential property and, in relation to a Loan, means the mortgage or Standard Security securing that Loan including, in each case, all principal sums, interest, costs, charges, expenses and other moneys secured or intended to be secured by that mortgage or Standard Security;

         "Mortgagee" means at any time in respect of a Loan, the person in whom or which the rights and powers of the mortgagee are from time to time vested;

         "Mortgage Conditions" means, in relation to each Loan and the Mortgage relating thereto, the terms and conditions subject to which such Loan and the security for the repayment thereof is currently outstanding including each Letter of Offer;

         "Mortgage Payment Day" means each day on which the Borrower is obliged, pursuant to the relevant Mortgage Conditions, to make payments on the relevant Loan;

         "Mortgages Trustee" means each of City Mortgage Trustees 1 Limited, City Mortgage Trustees 2 Limited and City Mortgage Trustees 3 Limited;

         "Motor Vehicles" means the motor vehicles used by any Seller at the Effective Date, a list of which is annexed to the Disclosure Letter;

         "Non-Mortgage Assets" means the assets set out in Part 3 of Schedule 2;

         "OAIC" means Ocwen Asset Investment Corporation, a company incorporated in the Commonwealth of Virginia whose principal place of business is at The Forum, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401;

         "OAIC Group Company" means OAIC or any subsidiary of OAIC from time to time;

         "Office Equipment" means the office equipment and furnishings, computer equipment, telecommunications equipment and other similar articles used by any Seller at the Effective Time;

         "OFT" means the Office of Fair Trading;

         "Originator" means any of the Sellers which has originated and/or which currently originates Loans;

         "Portfolio" means, as at Completion, the Loans (after excluding any Loan which shall have been repaid in full prior to Completion);

         "Preparation Date" means seven Business Days before the Completion
         Date;




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
         "Principal" means the outstanding principal amount of any advances made to a Borrower under a Mortgage;

         "Property" means, in relation to a Loan and its related Mortgage, the freehold, heritable or leasehold property upon which the repayment of such Loan is secured and "PROPERTIES" means all of them;

         "Rating Agencies" means DCR, S&P and Fitch and/or any other rating agency from time to time retained by any of CMR1, CMR2, CMR3, CMR4, CMR5 or CMR6 for the purpose of providing a rating of that company's ability to meet its obligations in respect of any notes;

         "Records" means all of the books and records of any Seller relating to the Business including, without limitation, data stored electronically, the Loan Files and the Title Deeds;

         "Reading Leases" means

         (a)      the Lease dated 23 July 1986 between Guardian Assurance plc
                  (1) and Heritable Finance Limited (2) of 35-43 (odd numbers) Greyfriars Road, Reading; and

         (b)      the Lease between London and Provincial Poster Group Limited
                  (1) Heritable Finance Limited (2) and The Heritable and General Investment Bank Limited (3) of the third floor Summit House, 51 Greyfriars Road, Reading, Berkshire, the tenant's copy of which is undated;

         "Registered Land" means land in England or Wales title to which is, or following a relevant dealing is required to be, registered at H.M. Land Registry;

         "Registered Transfer" shall have the meaning ascribed to it in Part 1 of Schedule 2;

         "Registers of Scotland" means the Land Register of Scotland and/or the General Register of Sasines;

         "Regulated Loan Agreement" means a regulated loan agreement within the meaning given to that expression under the CCA;

         "Related Security" means, in relation to a Loan, the Mortgage and Charge relating thereto and all other collateral security for, and rights in respect of, such Loan including any relevant Deeds of Consent, MHA Documentation, Deeds of Postponement and any rights against any person or persons in connection with the origination and completion of such Loan;

         "Relevant Claim" means a claim by the Buyer involving or relating to breach of clause 7.1 or 7.2;




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
         "Report on Title" means the report or certificate of title (forming part of the Standard Documentation) obtained by the relevant Originator in respect of a Property;

         "Residuals" means the entitlement of CMC and CMS to any amounts deriving from the rights described in Part 1 of Schedule 3;

         "Retention" means an amount or amounts to be advanced under a Mortgage but retained as at the Completion Date pending satisfaction of certain conditions (as described in the relevant Letter of Offer);

         "Right-To-Buy Mortgage Loan" means a Loan in respect of a Property made in whole or in part to a Borrower for the purpose of enabling that Borrower to exercise his right to buy the relevant Property under:

         (a) Section 156 of the Housing Act 1985 (in the case of any Loan other than a Scottish Loan) excluding however such Loan in respect of which the statutory charge referred to in section 155 of the Housing Act 1985 has expired; or

         (b) Section 61 of the Housing (Scotland) Act 1987 (in the case of any Scottish Loan) excluding however such Scottish Loan in respect of which the period during which the Landlord's Standard Security referred to in Section 72 of the Housing (Scotland) Act 1987 has expired;

         "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., and includes any successor to its rating business;

         "Scottish Loan" means a Loan secured by a Mortgage over Property situated in Scotland;

         "Scottish Transfer" shall have the meaning ascribed to it in Part 1 of
         Schedule 2;

         "Securitised Loans" means, at any time, those mortgage loans beneficially owned by or held on trust by the Mortgages Trustees (in the case of the CMR1 Securitisation, the CMR2 Securitisation and the CMR3 Securitisation), CMR4, CMR5 and CMR6 and respectively charged in favour of each of the Trustees in respect of the CMR Securitisations;

         "Sellers' Conveyancing Solicitors" means Messrs. Bernard Elliston Sandler & Co, Messrs. Tomlinsons and Messrs Turner, Macfarlane & Green;

         "Software Licence" means the Software Licence relating to loan servicing software between (1) Equity Management Group Limited, (2) CMC and (3) CMS to be dated on or prior to the Completion Date the benefit of which shall be passed to the Buyer (or at its direction to a Buyer's Group Company) acquiring the Business or part thereof;

         "Standard Documentation" means the documents which have been used by the relevant Originator from time to time in connection with its activities as lender and on which the Loans and their related Mortgages have been granted or are outstanding, a copy of which initialled by the parties by way of identification have been delivered to the Buyer;

         "Standard Security" means a standard security in terms of the Conveyancing and Feudal Reform (Scotland) Act 1970;

         "Taxes Act" means the Income and Corporation Taxes Act 1988;

         "Third Party Buildings Policies" means the buildings insurance policies (other than the Block Buildings Policies) referable to each Property;

         "Title Deeds" means in relation to a Loan, the agreement or agreements for such Loan and the documents of title to the relevant Property and to the relevant Related Security;

         "Transfers" means the Registered Transfers, the Unregistered Transfers and the Scottish Transfers;

         "Trustee" means The Chase Manhattan Bank (in its capacity as trustee for the holders of notes issued in respect of the CMR1 Securitisation) and Chase Manhattan Trustees Limited (in its capacity as trustee for the holders of notes issued in respect of each of the CMC Securitisations (other than the CMR1 Securitisation));

         "Unpaid Principal Balance" means, as at any date, the initial principal amount of the Loan plus any Further Advance (together, in each case, with any amounts properly capitalised and added to that Loan (not being amounts payable by way of fees, interest or penalties on arrears), or as the case may be, Further Advance on the date of its advance) less any amount received in respect of that Loan or, as the case may be, Further Advance prior to that date, and required or permitted to be appropriated to the reduction of that principal amount;

         "Unregistered Land" means land in England or Wales title to which is not, and is not required to be, registered at H.M. Land Registry, or Land Registry;

         "Unregistered Transfer" shall have the meaning ascribed to it in Part 1 of Schedule 2;

         "Unregulated Loan" means a Loan which is not a regulated loan agreement within the meaning given to that expression in the CCA;

         "Valuation Report" means the valuation report or reports for mortgage purposes obtained by the relevant Originator from a Valuer in respect of each Property;




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
         "Valuer" means a valuer approved by any Seller (being a fellow or associate of the Royal Institution of Chartered Surveyors or the Incorporated Society of Valuers and Auctioneers) for the valuation of a Property;

         "VATA" means, in the United Kingdom, the Value Added Tax Act 1994 and, in a jurisdiction outside the United Kingdom, any equivalent legislation;

         "Warranty" means a statement contained in Schedule 6 and "WARRANTIES" means all those statements;

         "Watford Lease" means, the Lease dated 18 September 1996 between The Standard Life Assurance Company (1), CMS (2) and CMC (3) for the property known as Malvern House, Croxley Business Park, Watford, Hertfordshire, title number HD351159;

         "Wolverhampton Lease" means the Lease dated 23 May 1997 between Rumney-Manor Limited (1) and CMC (2) for the premises situated on the ground floor, part of the first floor and part of the third floor of St David's Court, Union Street, Wolverhampton;

         "L", "pounds sterling", "p" and "pence" each denote the lawful currency of the United Kingdom; and

         "$" denotes the lawful currency of the United States.

1.2      In this Agreement, a reference to:

1.2.1 a "subsidiary undertaking" or "parent undertaking" is to be construed in accordance with section 258 of the Act and a "subsidiary" or "holding company" is to be construed in accordance with section 736 of the Act;

1.2.2 a document in the "agreed form" is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of each party;

1.2.3 a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision before the date of this Agreement;

1.2.4 a person includes a reference to a body corporate, association or partnership;

1.2.5 a person includes a reference to that person's legal personal representatives and successors; and

1.2.6 a clause, paragraph, Schedule or annexure unless the context otherwise requires, is a reference to a clause or paragraph or annexure of or Schedule to this Agreement.

1.3      The headings in this Agreement do not affect its interpretation.

1.4 For the purposes of clause 7.1 only, where in a Warranty or the Disclosure Letter:

1.4.1 any one of the terms "Contracts", "Employees", "Intellectual Property Rights", "Motor Vehicles" or "Office Equipment", is used or referred to, that term is to be construed as if the words "Effective Time" in its definition in clause 1.1 were replaced with the words "date of this Agreement"; and

1.4.2 the term "Assets" is used or referred to, that term is to be construed as if the terms "Contracts", "Employees", "Intellectual Property Rights", "Motor Vehicles" and "Office Equipment", were construed in accordance with clause 1.4.1.

1.5 A reference in clause 7 and Schedule 6 to a person's knowledge, information, belief or awareness is deemed to refer to the actual knowledge of John Kohler, Michael Moss, Marc Parrott, Peter Walker, Colin Sanders and David Johnson.

1.6 In relation to Properties in Scotland, references in this Agreement to legislation or procedures shall be deemed to apply to the most nearly equivalent legislation or procedures applicable in the relevant jurisdiction.

1.7 Where any Seller or CMF has entered into an obligation in favour of the Buyer pursuant to this Agreement such obligation shall be deemed to be entered into by Financial as primary obligor as well as such Seller or CMF

2.       SALE AND PURCHASE

2.1 The Sellers agree to sell and Financial agrees to procure the sale in each case with full title guarantee and free from any Encumbrance and the Buyer agrees to buy (or procure another Buyer's Group Company or any OAIC Group Company to buy), in each case with effect from the Effective Time, the following assets:

2.1.1 the rights, title and entitlements of the Sellers in and associated with the Loans as set out in Part 1 of Schedule 2;

2.1.2 the rights, title and entitlements of the Sellers in and associated with the Residuals as set out in Part 2 of Schedule 2; and

2.1.3    the assets set out in Part 3 of Schedule 2.

2.2 CMF agrees to sell with full title guarantee and free from any Encumbrance and the Buyer agrees to buy (or procure another Buyer's Group Company or any OAIC Group Company to buy) its rights, title and entitlement in and associated with the CMF Loans as set out in Part 1 of Schedule 2 and CMF's rights (if any) to Residuals.

2.3 CMC agrees to procure the sale with full title guarantee free from any Encumbrance and the Buyer agrees to buy (or procure another Buyer's Group Company or any

         OAIC Group Company to buy) prior to and as a condition of Completion the CMR7 Shares.

2.4 The Buyer agrees from the Effective Time that it shall assume and discharge (as and when due) the Liabilities.

2.5      The Excluded Assets are not included in the sale of the Assets.

2.6      Immediately following execution of this Agreement:

2.6.1 the Buyer shall deliver to the Seller an opinion in the agreed form from the Buyer's US counsel in relation to the capacity and authority of the Buyer to enter into this Agreement, due execution of this Agreement by the Buyer and the binding effect of this Agreement in accordance with its terms on the Buyer. For the avoidance of doubt such opinion will not enquire as to whether the Buyer's entering into or performing its obligations under this Agreement conflicts with any other obligation of the Buyer;

2.6.2 the Buyer and CMS shall enter into an agreement in the agreed form in relation to the Watford Lease;

2.6.3 the Buyer and CMC shall enter into an agreement in the agreed form in relation to the Wolverhampton Lease; and

2.6.4 Financial shall deliver to the Buyer an opinion in the agreed form of Financial's US counsel in relation to the capacity and authority of Financial to enter into this Agreement, due execution of this Agreement by Financial and the binding effect of the Agreement in accordance with its terms on Financial. For the avoidance of doubt such opinion will not enquire as to whether Financial's entering into or performing its obligations under the Agreement conflicts with any other obligations of Financial.

2.7 Financial shall procure the prompt and effective performance of all obligations of each Seller and CMF hereunder.

3.       CONDITIONS

3.1      Completion is conditional upon:

3.1.1 the release of each Seller which is a party to the CMC Securitisations from each of its obligations, covenants and agreement under each of the CMC Securitisations;

3.1.2 the substitution of the Buyer and/or a Buyer's Group Company and/or OAIC and/or an OAIC Group Company for any Seller in respect of the obligations, covenants or agreements referred to in clause 3.1.1;

3.1.3 each of the Rating Agencies having consented to the substitution referred to in clause 3.1.2;

3.1.4 CMC procuring that CMH delivers a duly executed stock transfer form in the sum of pound sterling 1 for the CMR7 Shares to the Buyer together with a share certificate for the CMR7 Shares and procuring the waiver of all rights of pre-emption over the CMR7 Shares howsoever conferred; and

3.1.5 CMC delivering the executed Software Licence to the Buyer for the benefit of the Buyer (or at its direction a Buyer's Group Company acquiring the Business or part thereof) in each case subject to the Buyer or that Buyer's Group Company entering into the relevant deed of confirmation in respect thereof.

3.2 CMC shall make all reasonable efforts to procure the satisfaction of the conditions set out in clauses 3.1.1 to 3.1.5 (inclusive) as soon as possible before the date set for Completion in clause 5.1.

3.2.1 The Buyer shall make all reasonable efforts to achieve satisfaction of the conditions set out in clauses 3.1.1, 3.1.2 and 3.1.3 as soon as possible before the date set for Completion in clause 5.1 including without limitation:

         (a) meeting the Trustee and each of the Rating Agencies to provide information and details of the Buyer and of the entity or entities to be substituted under clause 3.1.2;

         (b) providing that such entity or entities which are to be substituted under clause 3.1.2 are of no lesser financial standing and reputation to that of CMC and/or CMS at the dates on which they respectively entered into the CMC
                  Securitisations; and

         (c) procuring that the entity or entities which are to be substituted under clause 3.1.2 enter into deeds of novation in respect of the CMC Securitisations substantially in the agreed form or such other form as the Rating Agencies or the Trustee may reasonably require.

3.3 If at any time the Buyer or CMC becomes aware of a fact or circumstance that might prevent a condition set out in clause 3.1 being satisfied, it shall immediately inform the other party.

3.4 If any of the conditions set out in clauses 3.1.2 to 3.1.5 (inclusive) has not been satisfied by the close of business in London on the Second Business Day prior to the date set for Completion in clause 5.1, the Buyer may on that date by notice to CMC:

3.4.1    waive that condition; or

3.4.2 postpone Completion to the date 15 Business Days after the date set for Completion in clause 5.1.

3.5 If any of the conditions set out in clauses 3.1.2 to 3.1.5 (inclusive) has not been satisfied by the close of business in London on the Second Business Day prior to the date set for Completion in clause 3.4.2, the Buyer may on that date by notice to CMC:

3.5.1    waive the condition;

3.5.2 postpone Completion to a date not more than 10 Business Days after the date set for Completion in clause 3.4.2; or

3.5.3    terminate this Agreement.

3.6 If the condition set out in clause 3.1.1 has not been satisfied by the close of business in London on the Second Business Day prior to the date set for Completion in clause 5.1, CMC may on that date by notice to the Buyer:

3.6.1    waive the condition; or

3.6.2 postpone Completion to the date 15 Business Days after the date set for Completion in clause 5.1.

3.7 If the condition set out in clause 3.1.1 has not been satisfied by the close of business in London on the Second Business Day prior to the date set for Completion in clause 3.6.2, the CMC may on that date by notice to the Buyer:

3.7.1    waive the condition;

3.7.2 postpone Completion to a date not more than 10 Business Days after the date set for Completion in clause 5.1; or

3.7.3    terminate this Agreement.

3.8 If either party postpones Completion to another date in accordance with clause 3.5.2 or clause 3.7.2, the provisions of this Agreement apply (other than clauses 3.4 or 3.6 and except that the references in clauses 3.5 and 3.7 to clauses 3.4.2 and 3.6.2 respectively shall in each case be construed as a reference to clause 5.1) as if that other date is the date set for Completion in clause 5.1.

3.9 Notwithstanding any of the other provisions of this clause 3, if any of the conditions set out in clauses 3.1.1 to 3.1.5 (inclusive) has not been satisfied by the date 2 calendar months after the date set for Completion pursuant to clause 5.1 and Completion has not occurred by that date either party may terminate this Agreement.

3.10     If either party terminates this Agreement pursuant to clauses 3.5.3,
         3.7.3 or 3.9, each party's further rights and obligations cease immediately on termination, but termination does not affect a party's accrued rights and obligations at the date of termination.

4.       PURCHASE PRICE

4.1 The purchase price for the assets to be bought and sold pursuant to this Agreement shall be the sum determined in accordance with Part 1 of
         Schedule 5 (the "Purchase Price") and the assumption of the Liabilities.

4.2 At Completion the Buyer shall pay to CMC on account of the Purchase Price the sum determined in accordance with Part 2 of Schedule 5 (the "Interim Purchase Price") less the Holdback.

4.3 Two Business Days after the Final Portfolio Completion Statement has been agreed or is deemed to have been agreed:

4.3.1 the Buyer will pay to CMC in pounds sterling the amount, if any, by which the sum of "A", "E" and "F" minus "B" (as these terms are defined in paragraph 12 of Part 1 of Schedule 5) exceeds the sum of "A" and "F" minus "B" (as these terms are defined in paragraph 12 of Part 2 of Schedule 5); or (as the case may be)

4.3.2 CMC will repay to the Buyer in pounds sterling the amount, if any, by which the sum of "A" and "F" minus "B" (as these terms are defined in paragraph 12 of Part 2 of Schedule 5) exceeds the sum of "A", "E" and "F" minus "B" (as these terms are defined in paragraph 12 of Part 1 of Schedule 5)

         in either case plus interest at the rate of three per cent a year over the base rate of National Westminster Bank plc from the Completion Date until the date of payment.

4.4 Two Business Days after the Liabilities Statement has been agreed or is deemed to have been agreed:

4.4.1 the Buyer will pay to CMC the amount, if any, by which the aggregate amount of the Liabilities as shown in the Interim Portfolio Completion Statement as agreed or deemed to have been agreed by the Buyer and CMC (the "Interim Liabilities") exceeds the aggregate amount of the Liabilities as shown in the Liabilities Statement as agreed or deemed to have been agreed by the Buyer and CMC (the "Final Liabilities"); or

4.4.2 CMC will repay to the Buyer the amount, if any, by which the Final Liabilities exceed the Interim Liabilities.

4.5 At Completion the Buyer shall pay the Holdback into a separate bank account of CMC with National Westminster Bank plc, set up solely for this purpose and the mandate of which shall stipulate that any payment made from such account will require the written authorisation of one person nominated by the Buyer and one person nominated by CMC (the "Account"). CMC and the Buyer agree to operate the Account in accordance with the provisions of this Agreement and will respectively use their reasonable endeavours to procure that such bank acknowledges that it will operate the Account in accordance with that mandate.

4.6 At Completion CMC and the Buyer shall execute the Deed of Charge to secure the obligation of CMC to apply the proceeds of the Account in accordance with clauses 4.7 and 4.8. Interest payable on the Holdback accrues to the Account and shall be subject to the Deed of Charge.

4.7 Two Business Days after the Final Portfolio Completion Statement has been agreed or deemed to have been agreed pursuant to the provisions of
         Schedule 5 the Buyer and CMC shall pay from the Account to the Buyer the lesser of the amount of the Holdback and the amount, if any, payable by CMC to the Buyer pursuant to clause 4.3.2, when such payment will be treated as the payment of a like sum by CMC to the Buyer pursuant to clause 4.3.2.

4.8 Two Business Days after the Liabilities Statement has been agreed or deemed to have been agreed pursuant to the provisions of Schedule 5 the Buyer and CMC shall pay from the Account as follows:

4.8.1 to the Buyer the lesser of the balance standing to the credit of the Account at that time and the amount, if any, payable by CMC to the Buyer pursuant to clause 4.4.2 when such payment shall be treated as the payment of a like sum by CMC to the Buyer pursuant to clause 4.4.2; and

4.8.2 to CMC the amount, if any, of the Holdback which remains after the payment pursuant to clause 4.8.1, if any, when for the avoidance of doubt such payment will not be treated as the payment of a like sum by the Buyer to CMC pursuant to clause 4.4.1.

4.9 An amount not paid under this Agreement on the due date for payment of the amount bears interest. For this purpose only, any payment due from CMC to the Buyer pursuant to either clause 4.3.2 or 4.4.2 shall be regarded as being due on the Completion Date. Interest accrues:

4.9.1 from day to day (before and after judgement) at the rate of three per cent. a year over the base rate of National Westminster Bank plc; and

4.9.2 from the day after the due date for payment of the amount to and including the day of actual payment of the amount (or the next Business Day if the day of actual payment is not a Business Day), compounded quarterly.

4.10 Any payment to be made under clause 4 shall be made by banker's draft or, if the party to receive the payment gives the other party not later than two Business Days before the due date for payment notice that payment is to be made to a specified bank account (giving all necessary details), by transfer of funds to the specified account.

4.11 Between the date of this Agreement and Completion, the Sellers and CMF shall not, without the prior consent of the Buyer, which consent shall not be unreasonably withheld or delayed:

4.11.1 change the rate of interest applicable to the Loans comprised in the Portfolio (or any of them); or

4.11.2 make, or make any further offer of, a Loan to a Borrower or potential borrower, save for:

         (a) any Retention advanced pursuant to any obligation which existed prior to the date of this Agreement; or

         (b) any other loan made in the ordinary course of business of a Seller.

4.12 CMC shall, no later than two Business Days following Completion provide to the Buyer a complete list of all Letters of Offer despatched between the date of this Agreement and Completion.

5.       COMPLETION

5.1 Completion shall take place at the office of Clifford Chance, 200 Aldersgate Street, London, EC1A 4JJ on 16 April 1998 and the Buyer and CMC shall each comply with the provisions of Schedule 3.

5.2      At Completion the Buyer shall pay the amount stated in clause 4.2.

5.3 Any payment made to CMC in accordance with this Agreement shall constitute a good discharge for the Buyer of its obligations to pay the Purchase Price and the Buyer shall not be concerned to see that the funds are applied in payment to any other Seller, CMF or any other person. Each Seller (other than CMC) and CMF hereby appoints CMC as its agent to receive on its behalf that part of the Purchase Price to which such person is entitled.

6.       OFFICE OF FAIR TRADING

         Within two Business Days of the Completion Date, the Buyer shall notify the OFT that it has acquired the entire issued share capital of CMR7 and shall take such steps as are requested by the OFT in connection with the change of control of CMR7.

7.       WARRANTIES

7.1      Financial warrants to the Buyer as set out in Schedule 6.

7.2 At the Effective Time, Financial further warrants to the Buyer that each Warranty (other than in paragraphs 3.1.2 and 5.2 of Schedule 6) is true, accurate, complete and not misleading at the Effective Time. For this purpose only, where in a Warranty there is an express or implied reference to the "date of this Agreement", that reference is to be construed as a reference to the "Effective Time".

7.3 At the Effective Time Financial shall give the Warranties set out in paragraphs 3.1.2 and 5.2 of Schedule 6 as if the words "at the date of this Agreement" had been replaced with the words "at the Effective Time" and the words "are annexed to the Disclosure Letter" or "is annexed to the Disclosure Letter" were replaced in each case with the words "have been delivered to the Buyer at Completion".

7.4 The Warranties are only qualified by the facts and circumstances disclosed in the Disclosure Letter.

7.5 Between the execution of this Agreement and Completion the Sellers shall and Financial shall procure that the Sellers:

7.5.1 operate the Business in accordance with all undertakings given in writing to the OFT and having effect at the date of this Agreement, and, otherwise, in the ordinary and normal course;

7.5.2 do not alter the locations from which any Seller carries on the Business;

7.5.3 do not acquire any assets other than in the ordinary course of business;

7.5.4 do not dispose of any Assets other than in the ordinary course of business;

7.5.5 do not dismiss any employees engaged in the Business (whether for redundancy or otherwise) without the Buyer's prior consent (which shall not be unreasonably withheld or delayed in any case of gross misconduct); and

7.5.6 provide such information about the Business and the Assets and such access to the Records and the Employees in each case during normal working hours as the Buyer may reasonably request to CMC.

7.6 The Buyer shall only be entitled to rescind this Agreement before Completion if there is a breach of clause 7 the effect of which is materially adverse to the value of the Business and the Assets and the Buyer shall not be entitled to rescind this Agreement, whether before or after Completion, in any other circumstances.

7.7 If any potential Relevant Claim shall arise by reason of a liability which is contingent only, then the Buyer shall not be entitled to enforce such Relevant Claim until the contingent liability ceases to be contingent and becomes actual.

7.8      The provisions of Schedule 7 shall apply in relation to any Relevant
         Claim.

8.       CONTRACTS AND LIABILITIES

8.1      Subject to clause 8.2.3, after the Effective Time the Buyer shall:

8.1.1 perform all of each Seller's obligations under each Contract in accordance with the terms of the Contract; and

8.1.2 indemnify each Seller against each loss, liability and cost which that Seller may incur as a result of the Buyer's performance of that Seller's obligations under each

         Contract to the extent that the loss, liability or cost is attributable to the Buyer's act or omission after the Effective Time (including, without limitation, each loss, liability and cost incurred as a result of defending or settling a claim alleging such a liability).

8.2 If a Contract cannot be transferred to the Buyer except by an assignment made with a specified person's consent or by a novation agreement:

8.2.1 this Agreement does not constitute an assignment or an attempted assignment of the Contract if the assignment or attempted assignment would constitute a breach of the Contract;

8.2.2 both before and after the Effective Time each party shall make all reasonable efforts to obtain the person's consent to the assignment, or achieve the novation, of the Contract; and

8.2.3 until the consent is obtained or novation is achieved, the applicable Seller shall as the Buyer's agent and at the Buyer's sole cost and risk do each act and thing reasonably requested of it by the Buyer to enable performance of the Contract and to provide for the Buyer the benefits of the Contract (including, without limitation, enforcement of a right of such Seller against another party to the Contract arising out of its termination by the other party or otherwise).

8.3 The Buyer shall indemnify each Seller against each loss, liability and cost which that Seller may incur as a result of the Buyer's failure to comply with its obligations under clause 2.4 including, without limitation, each loss, liability or cost incurred by that Seller as a result of defending or settling a claim alleging such a liability provided that:

8.3.1 the Buyer shall have received notice of any such claim having been made against that Seller;

8.3.2 that Seller shall take any action, institute any proceedings and give any information and assistance as the Buyer may reasonably request to:

         (a) dispute, resist, appeal, compromise, defend, remedy or mitigate the matter;

         (b) enforce against a person the Buyer's rights in relation to the matter; or

         (c) enable the Buyer to have conduct of any proceedings in respect of the matter including the right to commence and/or continue proceedings in the name(s) of the relevant Seller(s)

         in each case on the basis that the Buyer shall fully indemnify that Seller for all reasonable costs incurred as a result of such a request by the Buyer; and

8.3.3 that Seller shall not admit liability in respect of, or compromise or settle, the matter without the prior written consent of the Buyer (not to be unreasonably withheld or delayed)

8.4      The Buyer:

8.4.1 is responsible for all liabilities incurred in connection with the Buyer's operation of the Business and ownership of the Assets after the Effective Time;

8.4.2 is responsible for all liabilities arising after Completion in relation to the Loans, whether or not such liabilities arise as a result of any act or omission prior to Completion; and

8.5 shall indemnify the Seller against each loss, liability and cost which the Seller may incur as a result of the Buyer's failure to comply with its obligations under clause 8.4.1 and 8.4.2 including, without limitation, each loss, liability or cost incurred as a result of defending or settling a claim alleging such a liability.

9.       EMPLOYEES

9.1 Each of the Sellers shall indemnify the Buyer against each loss, liability and cost which the Buyer may incur in connection with the deemed transfer of any Seller's liabilities to the Buyer by regulation 5 of the Transfer of Undertakings (Protection of Employment) Regulations 1981 and anything done by or in relation to any Seller which is deemed to have been done by or in relation to the Buyer by that regulation.

9.2 For the avoidance of doubt, the Buyer shall be responsible for any loss, liability and cost in respect of employees as a result of action taken by the Buyer on or after Completion.

9.3 As soon as reasonably practicable after Completion the parties shall send letters to the Employees in the agreed form.

9.4      The Buyer and CMC shall at, or as soon as reasonably practicable after,
         Completion:

         (a) procure that the relevant Buyer's Group Company and CMC shall execute; and

         (b) shall use their reasonable endeavours to procure the trustees of the Greyfriars Pension Scheme (the "Scheme") execute,

         a deed of substitution of principal employer in relation to the Scheme in substantially the form set out in Schedule 22.

9.5 The Buyer shall procure that the relevant Buyer's Group Company shall at, or as soon as reasonably practicable after, Completion enter into such documents as are required by the trustees of the Standard Life "StanPlan A" pension plan (plan number H80568) in which MGD currently participates (the "Plan") to enable the relevant Buyer's Group Company to become a participating employer in the Plan with effect on and from Completion in respect of those Employees who are employed by MGD and who are members of the Plan immediately before Completion.

10.      VALUE ADDED TAX

10.1 The Sellers and the Buyer intend that the transfer of the Business pursuant to this Agreement shall be treated as a transfer of the businesses of the Sellers as a going concern within the meaning of
         Section 49 of the VATA and Article 5 of the Value Added Tax (Special Provisions) Order 1995 and should be treated as neither a supply of goods nor a supply of services for the purposes of the VATA.

10.2 The Buyer undertakes to the Sellers that, immediately after Completion, it shall use the Assets in carrying on the same kind of business, whether or not as part of any existing business of the Buyer, as that carried on by the Sellers.

10.3 The Buyer represents and warrants to the Sellers that any company other than OAIC or an OAIC Group Company incorporated outside of the United Kingdom which is to acquire any of the Assets pursuant to clause 2 is registered for the purposes of the VATA or will become no later than the Completion Date a taxable person for value added tax purposes.

10.4 Financial represents and warrants to the Buyer that each Seller other than MML and Cityscape (UK) Limited is or shall be at Completion registered for the purposes of the VATA.

10.5 Subject to written confirmation from HM Customs & Excise to CMC and/or any other Seller dispensing the Sellers from the requirement to deliver to the Buyer those records of the Business relating to value added tax which would otherwise be required by Section 49(1)(b) of the VATA to be delivered to the Buyer (each such record being a "VAT Record"), CMC shall at Completion deliver or procure the delivery to the Buyer of the VAT Records. The Buyer shall preserve each VAT Record for a period of not less than 6 years from its date (or for such longer period as may be required by law) and during that period shall permit CMC or its agents to inspect such VAT Records and at CMC's expense make copies of such records.

10.6 The Sellers and the Buyer shall use all reasonable endeavours to secure that the sale of the Business is treated as a transfer of a going concern for value added tax purposes and the Sellers and the Buyer shall agree the form of a letter to be sent by CMC to the HM Customs & Excise office responsible for the value added tax affairs of the Sellers and copied to such office as is (or will be) responsible for the value added tax affairs of the Buyer on or before Completion, seeking a written ruling confirming that the sale is to be so treated.

10.7 If by Completion a ruling has been obtained that the sale of the Business does constitute the transfer of a going concern, then no value added tax will be charged on the transfer of the Business on Completion.

10.8 If by Completion a ruling has been obtained that part of the sale of the Business does not constitute the transfer of a going concern, then the Seller shall pay to H.M. Customs & Excise such value added tax as is chargeable on the transfer of that part of the Business carried on by that Seller which does not constitute the transfer of a going concern and the price for such part of the Business shall be inclusive of such value added tax.

11.      POST-COMPLETION OBLIGATIONS

11.1 If title to any of the Assets is not effectively vested in the Buyer at Completion, the applicable Seller holds those Assets in trust for the Buyer until title is effectively vested in the Buyer. Each Seller hereby irrevocably appoints the Buyer as its attorney with effect from Completion to take any steps which may be necessary to vest title to any of the Assets in the Buyer.

11.2 Each party shall immediately give to any other all payments, notices, correspondence, information or enquiries in relation to the Business or the Assets which it receives after Completion and which belong to that other.

11.3 For a period of three years after Completion the Buyer will give access to the Records to any CMC Group Undertaking promptly upon notice to the Buyer by a CMC Group Undertaking and will provide reasonable assistance to the CMC Group Undertaking to locate any individual Record(s). The Buyer will allow the CMC Group Undertaking to take copies of any Record (at the expense of the CMC Group Undertaking). If the Buyer wants to destroy or expunge any Record it will notify Financial. Financial will indicate to the Buyer whether it wishes to collect the Record from the Buyer. If Financial does not give such indication within 20 Business Days of notification, indicates that it does not wish to collect such Record or fails to collect such Record within two months of indicating its intention to do so, the Buyer will be entitled to destroy or expunge such Record. Notwithstanding the foregoing the Buyer shall not be entitled to serve such a notice on Financial until the third anniversary of the Completion Date.

12.      INTELLECTUAL PROPERTY

         The Buyer shall not use or display the name "Cityscape" or any name likely to be confused with such name in relation to any goods or services provided by the Buyer.

13.      ANNOUNCEMENTS

13.1 Subject to clauses 9.3 and 13.2, neither party may, before or after Completion, make or send an announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the other party's written consent (not to be unreasonably withheld or delayed).

13.2 Clause 13.1 does not apply to an announcement, communication or circular:

13.2.1 required by law or a regulation of a stock exchange provided that where a party has made or is required to make such a disclosure (the "Disclosing Party"), the Disclosing Party will:

         (a) notify the other party of that fact and provide a copy of the proposed disclosure to the other as far in advance as is reasonably practical of the date when such disclosure is required; and

         (b) agree to incorporate such other party's reasonable amendments provided always that such amendments are received by the Disclosing Party in sufficient time to incorporate them into such disclosure within the period in which disclosure is required to be made; or

13.2.2 made in connection with any discussions between Financial and any of its debt and/or equity holders when it shall be submitted privately to them and labelled "Private and Confidential" and state that it has not been approved by the Buyer and that the Buyer accepts no liability for any inaccuracies therein.

13.3 The Buyer and CMC shall make a joint press release following the execution of this Agreement in the agreed form.

14.      FURTHER UNDERTAKINGS BY FINANCIAL

14.1 None of the Sellers nor Financial may directly or indirectly operate, or be engaged, concerned or interested in, or assist, a business which competes, directly or indirectly, with the Business as operated at the date of this Agreement in a territory in which the Business is operated at that date, whether alone or jointly with, through or as manager, adviser, consultant or agent for another person. Such restriction shall cease to apply from the earliest of:

         (a) the date upon which, there is a change in control of Financial;

         (b) the sale of substantially all of the assets or undertaking of Financial; and

         (c)      one year following the date of this Agreement.

14.2 Financial shall procure that each subsidiary of Financial complies with clause 14.1.

15.      COMPETITION

         If there are provisions of this Agreement (or of an agreement or arrangement of which it forms part) by virtue of which particulars of this Agreement (or of an agreement or arrangement of which it forms part) are, at the date of this

         Agreement, required to be furnished to the Director General of Fair Trading under the Restrictive Trade Practices Acts 1976 and 1977 those provisions do not take effect until the day after those particulars have been furnished.

16.      COSTS

         Except where this Agreement provides otherwise, each party shall pay its own costs relating to the negotiation, preparation, execution and implementation by it of this Agreement and of each document referred to in it.

17.      GENERAL

17.1 A variation of this Agreement is valid only if it is in writing and signed by or on behalf of CMC, the Buyer and Financial.

17.2 The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

17.3 The Buyer's rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

17.4 Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.

18.      ENTIRE AGREEMENT

18.1     This Agreement and the agreements referred to in clauses 2.6.2 and
         2.6.3 (the "Property Agreements") set out the entire agreement and understanding between the parties in respect of the transactions described herein. It is agreed that:

18.1.1 no party has entered into this Agreement or the Property Agreements in reliance upon any representation, warranty or undertaking of any other party (or any other person) which is not expressly set out or referred to in this Agreement or the Property Agreements; and

18.1.2 no party shall have any remedy in respect of misrepresentation or untrue statement made by any other party (or any other person) unless and to the extent that a claim lies for breach of the Warranties under this Agreement or the Property Agreements.

         provided that this clause shall not exclude any liability for fraudulent misrepresentation.

19.      ASSIGNMENT

19.1 A party may not assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement.

19.2 Notwithstanding the provisions of clause 19.1 the Buyer may assign all of its rights under clause 7 to any Buyer's Group Company or an OAIC Group Company provided that prior to any event following which such assignee ceases to be a Buyer's Group Company or an OAIC Group Company, such assignee will assign its rights to another Buyer's Group Company or another OAIC Group Company.

20.      NOTICES

20.1 A notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by first class post pre-paid recorded delivery (or air mail if overseas) or by fax, to the party due to receive the notice or communication, at the following addresses or another address specified by that party by written notice to the other in accordance with this clause:

         To any of the Sellers and to CMF:

                           Harcourt House
                           19 Cavendish Square
                           London W1A 2AW

         Attention:        The Company Secretary

         Facsimile:

         With a copy to:   Cityscape Financial Corporation
                           565 Taxter Road
                           Elmsford
                           New York
                           USA

         Attention:        Legal Counsel

         Facsimile:        001 914 592 7060

         To the Buyer:

                           The Forum
                           1675 Palm Beach Lakes Boulevard
                           West Palm Beach
                           Florida 33401
                           USA

         Attention:        The Secretary

         Facsimile:        001 561 682 8177

         With a copy to:   Joseph Dlutowski/George Fraser

         Facsimile:        001 561 682 8163

         To Financial:

                           565 Taxter Road
                           Elmsford
                           New York
                           USA

         Attention:        Legal Counsel

         Facsimile:        001 914 592 7060

20.2 In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

20.2.1 if delivered personally, when left at the address referred to in clause 20.1;

20.2.2   if sent by post except air mail, two days after posting it;

20.2.3   if sent by air mail, six days after posting it; and

20.2.4   if sent by fax, on completion of its transmission.

21.      GOVERNING LAW AND JURISDICTION

21.1 This Agreement is governed by English law provided that terms particular to Scots law shall be construed in accordance with Scots law.

21.2 The courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

21.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.

21.4 The Buyer hereby appoints Edge & Ellison, 18 Southampton Place, London WC1A 2AJ or such other person as the Buyer may nominate in writing to CMC from time to time as its agent to receive service of process on its behalf in England. Any such process will be delivered to the agent at an address in the United Kingdom specified to CMC. Such appointment is without prejudice to any other means by which process may lawfully be served on the Buyer.

21.5 Financial hereby appoints CMC as its agent to receive service of process on its behalf in England. Any such process will be delivered to CMC at its address set out in this Agreement or another address in the United Kingdom specified to the Buyer. Such appointment is without prejudice to any other means by which process may lawfully be served on Financial.

22.      COUNTERPARTS

         This Agreement may only be executed in one counterpart.

EXECUTED AS A DEED the day first above written.

Signed as a deed by                 )
JOHN KOHLER                         )        /s/ John Kohler
as attorney for                     )        -----------------------------
CITY MORTGAGE                       )       (as attorney for CITY MORTGAGE
CORPORATION LIMITED                 )       CORPORATION LIMITED)
                                             /s/ Joel Ziff
Signature of Witness                         -----------------------------
                                                 Joel Ziff
Name of Witness                              -----------------------------
                                             200 Aldersgate St.
Address of Witness                           -----------------------------
                                             -----------------------------
                                             -----------------------------

Signed as a deed by                 )
JOHN KOHLER                         )        /s/ John Kohler
as attorney for                     )        -----------------------------
J&J SECURITIES LIMITED              )       (as attorney for J&J SECURITIES
                                             LIMITED)
                                             /s/ Joel Ziff
Signature of Witness                         -----------------------------
                                                 Joel Ziff
Name of Witness                              -----------------------------
                                             200 Aldersgate St.
Address of Witness                           -----------------------------
                                             -----------------------------
                                             -----------------------------

Signed as a deed by                 )
JOHN KOHLER                         )        /s/ John Kohler
as attorney for                     )        -----------------------------
CITY MORTGAGE                       )       (as attorney for CITY MORTGAGE
FINANCIAL SERVICES                  )       FINANCIAL SERVICES
LIMITED                             )       LIMITED)
                                             /s/ Joel Ziff
Signature of Witness                         -----------------------------
                                             200 Aldersgate St.
Name of Witness                              -----------------------------
                                             -----------------------------
Address of Witness                           -----------------------------
                                             -----------------------------

Signed as a deed by                 )
JOHN KOHLER                         )        /s/ John Kohler
as attorney for                     )        -----------------------------
GREYFRIARS GROUP                    )       (as attorney for GREYFRIARS GROUP
LIMITED                             )        LIMITED)
                                             /s/ Joel Ziff
Signature of Witness                         -----------------------------
                                                 Joel Ziff
Name of Witness                              -----------------------------
                                             200 Aldersgate St.
Address of Witness                           -----------------------------
                                             -----------------------------
                                             -----------------------------

Signed as a deed by                 )
JOHN KOHLER                         )        /s/ John Kohler
as attorney for                     )        -----------------------------
GREYFRIARS FINANCIAL                )       (as attorney for GREYFRIARS
SERVICES LIMITED                    )        FINANCIAL SERVICES LIMITED)
                                             /s/ Joel Ziff
Signature of Witness                         -----------------------------
                                                 Joel Ziff
Name of Witness                              -----------------------------
                                             200 Aldersgate St.
Address of Witness                           -----------------------------
                                             -----------------------------
                                             -----------------------------

Signed as a deed by                 )
JOHN KOHLER                         )        /s/ John Kohler
as attorney for                     )        -----------------------------
ASSURED FUNDING                     )       (as attorney for ASSURED FUNDING
CORPORATION LIMITED                 )        CORPORATION LIMITED)
Signature of Witness                         /s/ Joel Ziff
                                             -----------------------------
Name of Witness                                  Joel Ziff
                                             -----------------------------
Address of Witness                           200 Aldersgate St.
                                             -----------------------------
                                             -----------------------------
                                             -----------------------------

Signed as a deed by                 )
JOHN KOHLER                         )        /s/ John Kohler
as attorney for                     )        -----------------------------
CITYSCAPE (UK) LIMITED              )       (as attorney for CITYSCAPE (UK)
                                             LIMITED)
                                             /s/ Joel Ziff
Signature of Witness                         -----------------------------
                                                 Joel Ziff
Name of Witness                              -----------------------------
                                                 Joel Ziff
Address of Witness                           -----------------------------
                                             200 Aldersgate St.
                                             -----------------------------
                                             -----------------------------

Signed as a deed by                 )
JOHN KOHLER                         )        /s/ John Kohler
as attorney for                     )        -----------------------------
HOME AND FAMILY                     )       (as attorney for HOME AND FAMILY
FINANCE LIMITED                     )        FINANCE LIMITED)
                                             /s/ Joel Ziff
Signature of Witness                         -----------------------------
                                                 Joel Ziff
Name of Witness                              -----------------------------
                                             200 Aldersgate St.
Address of Witness                           -----------------------------
                                             -----------------------------
                                             -----------------------------

Signed as a deed by                 )
JOHN KOHLER                         )        /s/ John Kohler
as attorney for                     )        -----------------------------
HOME FUNDING                        )       (as attorney for HOME FUNDING
CORPORATION LIMITED                 )        CORPORATION LIMITED)
Signature of Witness                         /s/ Joel Ziff
                                             -----------------------------
Name of Witness                              Joel Ziff
                                             -----------------------------
Address of Witness                           200 Aldersgate St.
                                             -----------------------------
                                             -----------------------------
                                             -----------------------------

Signed as a deed by                 )
JOHN KOHLER                         )       /s/ John Kohler
as attorney for                     )       ______________________________
HOME MORTGAGE                       )       (as attorney for HOME MORTGAGE
CORPORATION LIMITED                 )       CORPORATION LIMITED)

Signature of Witness                        /s/ Joel Ziff
                                            ______________________________

Name of Witness                             Joel Ziff
                                            ______________________________

Address of Witness                          200 Aldersgate St
                                            ______________________________
                                            ______________________________
                                            ______________________________

Signed as a deed by                 )
JOHN KOHLER                         )       /s/ John Kohler
as attorney for                     )       ______________________________
HOME MORTGAGES                      )       (as attorney for HOME MORTGAGES
LIMITED                             )       LIMITED)

Signature of Witness                        /s/ Joel Ziff
                                            ______________________________

Name of Witness                             Joel Ziff
                                            ______________________________

Address of Witness                          200 Aldersgate St
                                            ______________________________
                                            ______________________________
                                            ______________________________

Signed as a deed by                 )
JOHN KOHLER                         )       /s/ John Kohler
as attorney for                     )       ______________________________
HOMSTEAD FINANCE                    )       (as attorney for HOMESTEAD FINANCE
LIMITED                             )       LIMITED)

Signature of Witness                        /s/ Joel Ziff
                                            ______________________________

Name of Witness                             Joel Ziff
                                            ______________________________

Address of Witness                          200 Aldersgate St
                                            ______________________________
                                            ______________________________
                                            ______________________________

Signed as a deed by                 )
JOHN KOHLER                         )       /s/ John Kohler
as attorney for                     )       ______________________________
HOMEOWNERS FINANCE                  )       (as attorney for HOMEOWNERS FINANCE
LIMITED                             )       LIMITED)

Signature of Witness                        /s/ Joel Ziff
                                            ______________________________

Name of Witness                                 Joel Ziff
                                            ______________________________

Address of Witness                          200 Aldersgate St
                                            ______________________________
                                            ______________________________
                                            ______________________________

Signed as a deed by                 )
JOHN KOHLER                         )       /s/ John Kohler
as attorney for                     )       ______________________________
MORTGAGE                            )       (as attorney for MORTGAGE
MANAGEMENT LIMITED                  )       MANAGEMENT LIMITED)

Signature of Witness                        /s/ Joel Ziff
                                            ______________________________

Name of Witness                             Joel Ziff
                                            ______________________________

Address of Witness                          200 Aldersgate St
                                            ______________________________
                                            ______________________________
                                            ______________________________

Signed as a deed by                 )
JOHN KOHLER                         )       /s/ John Kohler
as attorney for                     )       ______________________________
SECURED FUNDING                     )        (as attorney for SECURED FUNDING
LIMITED                             )       LIMITED)

Signature of Witness                        /s/ Joel Ziff
                                            ______________________________

Name of Witness                             Joel Ziff
                                            ______________________________

Address of Witness                          200 Aldersgate St
                                            ______________________________
                                            ______________________________
                                            ______________________________

Signed as a deed by                 )
JOHN KOHLER                         )       /s/ John Kohler
as attorney for                     )       ______________________________
CITY MORTGAGING                     )       (as attorney for CITY MORTGAGING
SERVICING LIMITED                   )       SERVICING LIMITED)

Signature of Witness                        /s/ Joel Ziff
                                            ______________________________

Name of Witness                                 Joel Ziff
                                            ______________________________

Address of Witness                          Joel Ziff
                                            ______________________________

                                            200 Aldersgate St
                                            ______________________________
                                            ______________________________

Signed as a deed by                 )
JOHN KOHLER                         )       /s/ John Kohler
as attorney for                     )       ______________________________
MIDLAND & GENERAL                   )       (as attorney for MIDLAND & GENERAL
DIRECT LIMITED                      )       DIRECT LIMITED)

Signature of Witness                        /s/ Joel Ziff
                                            ______________________________

Name of Witness                             Joel Ziff
                                            ______________________________

Address of Witness                          200 Aldersgate St
                                            ______________________________
                                            ______________________________
                                            ______________________________

Executed as a deed by               )
OCWEN FINANCIAL                     )
CORPORATION                         )
Acting by                           )

/s/ Joseph A. Dlutowski
_____________________________
JOSEPH A. DLUTOWSKI
SENIOR VICE PRESIDENT

Signed as a deed by                 )       /s/ Steve Miller
STEVE MILLER for                    )       ______________________________
CITYSCAPE FINANCIAL                 )
CORPORATION                         )

Signature of Witness                        /s/ Peter S. Kucma
                                            ______________________________

Name of Witness                             Peter S. Kucma
                                            ______________________________

Address of Witness                          565 Taxter Road
                                            ______________________________

                                            Elmsford N.Y. 10523
                                            ______________________________
                                            ______________________________

Signed as a deed by                 )
JOHN KOHLER                         )       /s/ John Kohler
as attorney for                     )       ______________________________
CITY MORTGAGE                       )       (as attorney for CITY MORTGAGE
FUNDING 1 LIMITED                   )       FUNDING 1 LIMITED)

Signature of Witness                        /s/ Joel Ziff
                                            ______________________________

Name of Witness                                 Joel Ziff
                                            ______________________________

Address of Witness                          200 Aldersgate St
                                            ______________________________
                                            ______________________________
                                            ______________________________

Signed as a deed by                 )
JOHN KOHLER                         )       /s/ John Kohler
as attorney for                     )       ______________________________
CITY MORTGAGE                       )       (as attorney for CITY MORTGAGE
COLLATERAL RESERVE                  )       COLLATERAL RESERVE
NO. 1 LIMITED                       )       NO. 1 LIMITED)

Signature of Witness                        /s/ Joel Ziff
                                            ______________________________

Name of Witness                                 Joel Ziff
                                            ______________________________

Address of Witness                          200 Aldersgate St
                                            ______________________________
                                            ______________________________
                                            ______________________________

     In addition to the schedules that follow, the Agreement for the Sale of the Business of CSC-UK included the following schedules, a copy of which the Company will furnish to the Commission upon request:


Schedule No.    Description
1               The Sellers
9               Assignment of Building Policies
10              Assignment of Life Policies
11              Assignment of LAS Policies
12              Insurance Policies
13              deliberately left blank
14              Transfer of Charges Form
15              Transfer of Mortgages Form
16              Form of Transfer (Scotland)
17              Form of Transfer (Sasine Register) (Scotland)
18              Buyer's Power of Attorney
19              The Collection Accounts
20              Instruction Letter
21              Deed of Charge
22              Deed of Substitution

                                   SCHEDULE 2

          TO THE FOREGOING AGREEMENT AMONG (1) THE SELLERS (AS DEFINED
       THEREIN), (2) OCWEN FINANCIAL CORPORATION, (3) CITYSCAPE FINANCIAL
               CORPORATION AND (4) CITY MORTGAGE FUNDING 1 LIMITED

                                   THE ASSETS

PART 1 - THE LOANS

1. Subject to the subsisting rights of redemption of Borrowers, all right, title, interest and benefit of any of the Sellers and/or CMF in the Portfolio and their related Mortgages including, for the avoidance of doubt:

         (a) the right to demand, sue for, recover and give receipts for all principal moneys payable under such Loans and related Mortgages or the unpaid part thereof and the interest due, or to become due thereon together with costs and expenses;

         (b) the benefit of Mortgages and the right to sue on, all covenants with, and obligations to, the relevant Seller and/or CMF in each related Mortgage and the right to exercise all powers of the relevant Seller and/or CMF in relation to each related Mortgage;

         (c) all the estate and interest in the related Properties vested in the Sellers and/or CMF subject to redemption or lesser; and

         (d)      all Accrued Interest and all Arrears of Interest thereon.

2. Subject to the subsisting rights of redemption of Borrowers, all right, title, interest and benefit of any Seller and/or CMF in the Life Policies related to the Portfolio including, for the avoidance of doubt, the benefit of, and the right to sue on, all covenants with, and obligations to the relevant Seller and/or CMF in or relating to each related Charge and the right to exercise all powers of the relevant Seller and/or CMF in relation to each such Charge.

3. All right, title, interest and benefit of any Seller and/or CMF under the Buildings Policies in respect of the Loans comprised in the Portfolio including the rights to demand, receive, sue for and recover the proceeds of any claim thereunder.

4. All right, title, interest and benefit of any Seller and/or CMF in and to the LAS Policies to the extent that they relate to the Portfolio.

5. The benefit of all securities (including any guarantees, Deeds of Consent, MHA Documentation and Deeds of Postponement) for all principal moneys payable under the Loans comprised in the Portfolio and their related Mortgages and interest and all costs and expenses relating thereto due on or to become due thereon.

6. All causes and rights of action (both present and future) of any Seller and/or CMF against any person in connection with the Report on Title or Valuation Report or any other report, valuation, opinion, certificate or other statement of fact or opinion given in connection with any Loan comprised in the Portfolio or its Related Security or affecting the relevant Originator's decision to make any such Loan.

7. For the purposes of this Schedule each Seller and CMF (as applicable) agrees to transfer and assign, and the Buyer agrees to take a transfer and assignation of, the legal estate, ownership and title in the Loans comprised in the Portfolio and their relevant Related Security.

8.       Subject in each case to paragraph 9 below:

8.1 the sale and purchase of the Mortgages referred to in paragraphs 1 to 6 including the transfer of the benefit of the matters referred to in paragraph 1(b) above shall:

8.1.1 in the case of Property in England and Wales which comprises Registered Land, be effected by a separate transfer for each Land Registry (each a "Registered Transfer") in the form set out in Schedule 19 or in such other form as may be acceptable to HM Land Registry in the case of Property in England and Wales;

8.1.2 in the case of Property in England and Wales which comprises Unregistered Land, be effected by a transfer (the "Unregistered Transfer") in the form set out in Schedule 15 in the case of Property in England and Wales;

8.1.3 in the case of Property in Scotland which comprises Property registered or in course of registration in the Land Register, be effected by an assignation in the form set out in Schedule 16; and

8.1.4 in the case of Property in Scotland which comprises Property recorded or in course of being recorded in the Sasine Register, be effected by an assignation in the form set out in Schedule 17 (Schedules 16 and 17 being together the "Scottish Transfers");

8.2 the transfer of the benefit of the matters referred to in paragraph 2 above shall be effected by the Assignment of Life Policies;

8.3 the transfer of the benefit of the matters referred to in paragraph 3 above shall be effected by the Assignment of Buildings Policies; and

8.4 the transfer of the benefit of the matters referred to in paragraph 4 above shall be effected by the Assignment of LAS Policies.

9. If at any time after Completion any Seller or CMF holds, or there is held to its order, or it receives, or there is received to its order, any property, interest, right or benefit hereby agreed to be sold and/or the proceeds thereof (including, without limitation, the proceeds of any claim under the Buildings Policies or the LAS

         Policies), that Seller or CMF (as applicable) undertakes with the Buyer that it will forthwith remit, assign or transfer the same to the Buyer, as the case may require, and until it does so or to the extent that that Seller or CMF is unable to effect such remittance, assignment or transfer that Seller or CMF (as applicable) undertakes to hold such property, interest, right or benefit and/or the proceeds thereof upon trust for the Buyer as the beneficial owner thereof or as the Buyer may direct.

10. Following the Completion Date, in respect of each Loan and its Related Security, until the legal title to the particular Loan and its Related Security is transferred to the Buyer, each Seller will hold the legal title to each Loan and its Related Security then vested in it as bare trustee for the Buyer.

PART 2 - THE RESIDUALS

1. All of the right, title and interest of CMC and CMS under and in respect of the CMC Securitisations, being:

         (a) All of the right, title and interest of CMC under the following securitisation purchase agreements:

                  (i) Mortgage Sale Agreement dated 21 March 1996 between CMC, CMR1, City Mortgage Trustees 1 Limited, CMS and Chemical Bank;

                  (ii) Mortgage Sale Agreement dated 18 October 1996 between CMC, CMR2, City Mortgage Trustees 2 Limited, CMS and the Trustee;

                  (iii) Mortgage Sale Agreement dated 31 October 1996 between CMC, CMR3, City Mortgage Trustees 3 Limited, CMS and the Trustee;

                  (iv) Mortgage Sale Agreement dated 31 January 1997 between CMC, CMR4, CMS and the Trustee;

                  (v) Mortgage Sale Agreement dated 31 January 1997 between CMC, CMR5, CMS and the Trustee;

         (b) all of the right, title and interest of CMC and CMS under the following securitisation receivables trusts:

                  (i) Mortgages Trust Deed dated 21 March 1996 between CMC, CMR1, City Mortgage Trustees 1 Limited, CMS and Chemical Bank;

                  (ii) Mortgages Trust Deed dated 18 October 1996 between CMC, CMR2, City Mortgage Trustees 2 Limited, CMS and the Trustee;

                  (iii) Mortgages Trust Deed dated 31 October 1996 between CMC, CMR3, City Mortgage Trustees 3 Limited, CMS and the Trustee;

         (c) all of the right, title and interest of CMC under the following subordinated loan agreements:

                  (i) Subordinated Loan Agreement dated 21 March 1996 between CMC, CMR1, CMS and Chemical Bank;

                  (ii) Subordinated Loan Agreement dated 18 October 1996 between CMC, CMR2, CMS and the Trustee;

                  (iii) Subordinated Loan Agreement dated 31 October 1996 between CMC, CMR3, CMS and the Trustee;

                  (iv) Subordinated Loan Agreement dated 31 January 1997 between CMC, CMR4, CMS and the Trustee;

                  (v) Subordinated Loan Agreement dated 31 January 1997 between CMC, CMR5, CMS and the Trustee;

         (d) all of the right, title and interest of CMC and CMS under the following deeds of charge:

                  (i) Deed of Charge and Assignment dated 21 March 1996 between CMR1, City Mortgage Trustees 1 Limited, Chemical Bank, CMC, CMS and Guardian Mortgage Services Limited;

                  (ii) Deed of Charge and Assignment dated 18 October 1996 between CMR2, City Mortgage Trustees 2 Limited, the Trustee, CMC, CMS, Guardian Mortgage Services Limited and the Liquidity Facility Provider (as defined therein);

                  (iii) Deed of Charge and Assignment dated 31 October 1996 between CMR3, City Mortgage Trustees 3 Limited, the Trustee, CMC, CMS, Guardian Mortgage Services Limited and the Liquidity Facility Provider (as defined therein);

                  (iv) Deed of Charge and Assignment dated 31 January 1997 between CMR4, the Trustee, CMC, CMS and Guardian Mortgage Services Limited and the Liquidity Facility Provider (as defined therein);

                  (v) Deed of Charge and Assignment dated 31 January 1997 between CMR5, the Trustee, CMC, CMS and Guardian Mortgage Services Limited;

         (e) all of the right, title and interest of CMC and CMS under the following administration agreements:

                  (i) Administration Agreement dated 21 March 1996 between CMC, CMR1, City Mortgage Trustees 1 Limited, CMS, CMH and Chemical Bank;

                  (ii) Administration Agreement dated 18 October 1996 between CMC, CMR2, City Mortgage Trustees 2 Limited, CMS and the Trustee;

                  (iii) Administration Agreement dated 31 October 1996 between CMC, CMR3, City Mortgage Trustees 3 Limited, CMS and the Trustee;

                  (iv) Administration Agreement dated 31 January 1997 between CMC, CMR4, CMS and the Trustee;

                  (v) Administration Agreement dated 31 January 1997 between CMC, CMR5, CMS and the Trustee;

         (f) all right, title and interest of CMC under the following facility agreements:

                  (i) Facility Agreement dated 21 March 1996 between CMC and CMH;

                  (ii) Facility Agreement dated 18 October 1996 between CMC and CMH;

2. All of the right, title and interest of MML, CMF and CMS under and in respect of the CMR6 Securitisation, being:

         (a) all of the right, title and interest of MML and (as applicable) CMF under the Mortgage Sale Agreement date 30 April 1997 between CMF, CMR6, CMS and the Trustee;

         (b) all of the right, title and interest of MML under the Subordinated Loan Agreement dated 30 April 1997 between the Seller, CMR6, CMS and the Trustee;

         (c) all of the right, title and interest of MML and (as applicable) CMF and CMS under the Deed of Charge and Assignment dated 30 April 1997 between CMR6, the Trustee, CMF, CMS, Guardian Mortgage Services Limited, the Seller and the Liquidity Facility Provider (as defined therein);

         (d) all of the right, title and interest of MML and CMS under the Administration Agreement dated 31 April 1997 between CMF, CMR6, CMS and the Trustee;

         (e) all of the right, title and interest of CMC under the Facility Agreement dated 30 April 1997 between CMF and CMH;

3. Any other right, title or interest of any other Seller or CMF under or in respect of the CMC Securitisations.

4.       Bank balances held by CMCR in connection with the CMC Securitisations.

PART 3 - THE NON-MORTGAGE ASSETS

Asset

The Contracts

The Goodwill

The Intellectual Property Rights

The Motor Vehicles

The Office Equipment

The Records

All other property and assets owned by any Seller at the Effective Time (wherever located).

                                   SCHEDULE 3

          TO THE FOREGOING AGREEMENT AMONG (1) THE SELLERS (AS DEFINED
       THEREIN), (2) OCWEN FINANCIAL CORPORATION, (3) CITYSCAPE FINANCIAL
               CORPORATION AND (4) CITY MORTGAGE FUNDING 1 LIMITED

                             COMPLETION OBLIGATIONS

PART 1 - THE LOANS

At Completion:

1. CMC shall deliver (or cause to be delivered) to the Buyer or as it may direct:

1.1 Transfers of the Loans, duly executed by the applicable Seller as deeds together with the annexures thereto duly completed;

1.2 Transfers of the Securitised Loans, duly executed by the relevant Originators as deeds together with the annexures thereto duly completed;

1.3 an Assignment of Life Policies, duly executed by each of MML and CMF as deeds;

1.4 an Assignment of Buildings Policies, duly executed by each of MML and CMF as deeds;

1.5 the Assignment of LAS Policies, duly executed by each of MML and CMF as deeds;

1.6 a letter from each relevant Originator or (as applicable) MML or CMF in a form satisfactory to H.M. Land Registry confirming that all mortgages relating to the title numbers specified in the annexures to the Registered Transfers and of which that relevant Originator or CMF is or is entitled to be registered as proprietor are being transferred by the respective Registered Transfers;

1.7 the Title Deeds relating to the Portfolio or their location where held to the order of any of the Sellers or CMF;

1.8 the Loan Files relating to each of the Loans comprised in the Portfolio;

1.9      certified copies of the LAS Policies;

1.10     certified copies of the Block Buildings Policies;

1.11 a notice signed by the relevant Seller to each insurer under the LAS Policies that the benefit of the Loans has been assigned to the Buyer;

1.12     the GIL Releases; and

1.13 an undertaking from the Seller's Conveyancing Solicitors in the agreed form in relation to Retention monies respectively held by them.

2. If, at the meeting for Completion, the relevant Seller and/or CMF (as applicable) shall have in its possession only some of the Title Deeds in respect of the Loans beneficially owned by it which are comprised in the Portfolio, such Title Deeds (and any documents relative to the Property or its related Mortgage which are kept with the Title Deeds) and that Seller's or (as applicable) CMF's right to require those of such documents as it does not have in its possession to be forwarded to it shall, with effect from Completion, be held by that Seller to the order of or, as the case may require, for the benefit of the Buyer or as it may direct. That Seller or CMF shall return to the Buyer all Title Deeds received by it which are held to the order of that Seller or CMF within 10 Business Days of receipt. That Seller or CMF shall within five Business Days of Completion notify any Seller's Conveyancing Solicitor holding deeds or documents, cash constituting retentions or any other matter, act or thing the subject of undertakings in favour of that Seller or CMF in the format set out in the Instruction Letter of the transfer of the relevant Mortgage to the Buyer. Pending receipt of any new undertakings from such solicitors, that Seller or CMF shall hold those undertakings already given to it on trust for the Buyer.

3. Subject to Completion, each Seller shall, forthwith account to the Buyer or, where so required by the Inland Revenue, to the Inland Revenue for all sums (if any) received by that Seller from the Inland Revenue under the MIRAS Scheme in respect of the Loans comprised in the Portfolio insofar as such sums relate to any time after the date of Completion.

4. The Buyer shall account to CMC or, where so required by the Inland Revenue, to the Inland Revenue for all sums (if any) received by the Buyer after Completion from the Inland Revenue under the MIRAS Scheme in respect of any of the Mortgages insofar as such sums relate to any time up to and including the date of Completion.

5. Within five (5) Business Days after Completion, the Buyer will despatch to each Borrower in respect of the Loans comprised in the Portfolio the Buyer's Notification Letter.

6. The Sellers shall hold the benefit of any claims under any applicable insurance contracts and the Block Buildings Policies on trust for the Buyer.

7. The Buyer will (with the assistance of CMC or, at the option of CMC, CMS but at the Buyer's cost and expense) at the same time as the despatch to each Borrower of the Buyer's Notification Letter, send to the Borrower a letter in the agreed form together with a direct debit (the "Payment Instruction") to be completed by each such Borrower in favour of the Buyer. The Payment Instruction will be prepared by the Buyer.

8. It shall be the responsibility of the Buyer to ensure the effectiveness and operation of the procedures outlined in paragraph 7 above.

9. To assist the Buyer, CMC or, at the option of CMC, CMS will permit the Buyer to generate direct debit claims (with respect to the Mortgages where the relevant Originator holds current direct debit instructions under their BACS user number) for the two Mortgage Payment Dates to occur next after the Completion Date (including re-presents for unpaid collections) and shall close the Collection Accounts immediately thereafter. The direct debits will be paid into the Collection Accounts. Thereafter, neither CMC nor CMS nor any other Originator shall have any obligation to continue to maintain in force the Collection Accounts.

10. Each Seller shall hold all amounts received by it relating to the Loans comprised in the Portfolio (whether by cheque, standing order or otherwise) and all amounts standing to the credit of the Collection Account on trust for the Buyer. Any amounts received by any Seller relating to the Loans comprised in the Portfolio which are not standing to the credit of the Collection Account shall be paid by that Seller to the Buyer within two Business Days of receipt thereof (subject to such amounts received being cleared and available) together with a statement of the name of the Borrower, the account number, the amount received and the payment method.

11. The Buyers shall forthwith deliver to HM Land Registry or the Registers of Scotland (as the case may be) with duly completed applications together with all fees in connection therewith those of the Registered Transfers and Scottish Transfers comprised in paragraphs 1.1 to 1.3 above and shall deal expeditiously with requisitions and other queries raised in respect thereof.

PART 2 - THE RESIDUALS

1.       At Completion, the Buyer shall deliver to CMC:-

         (a) the written acknowledgements respectively required by an Assignee (as defined in the Deed of Variation) in clause 21.3 of each of the Deeds of Charge and Assignment relating to the CMC Securitisations.

         (b) a deed, duly executed by the parties thereto (other than CMC and CMS) in form and substance satisfactory to CMC and CMS releasing CMC and CMS from their respective obligations under the CMC Securitisations.

PART 3 - THE OTHER ASSETS

1.       At Completion CMC shall:

1.1 give the Buyer or procure that the Buyer is given possession of those Assets which are transferable by delivery;

1.2 give the Buyer or procure that the Buyer is given (if it so requests) an executed assignment of, those Assets (other than the Loans, Mortgages and the Residuals) which are not transferable by delivery and give the Buyer a release or certificate of non-crystallisation in a form reasonably satisfactory to the Buyer in respect of any Encumbrance affecting any of such Assets;

1.3 procure the convening of Board Meeting of CMR7 at which the directors of CMR7:

1.3.1 vote in favour of the registration of the Buyer or its nominee(s) as member(s) of such company in respect of the CMR7 Shares (subject to the production of properly stamped transfers);

1.3.2    change CMR7's registered office to a place nominated by the Buyer;

1.3.3 change CMR7's accounting reference date to a date nominated by the Buyer; and

1.3.4 appoint persons nominated by the Buyer as directors, secretary and auditors of CMR7 with effect from the end of the meeting;

1.4 procure that the Buyer is given resignation letters from each of the directors and secretary of CMR7 in a form reasonably satisfactory to the Buyer;

1.5 procure that the Buyer is given a letter from the auditors of CMR7 resigning their office with effect from Completion and containing the statement referred to in Section 394 of the Act;

1.6 give the Buyer or procure that the Buyer is given the common seal and all of the statutory and other books or registers of each of CMR7; and

1.7 procure the resignation of each director whom CMC has appointed of CMR1, CMR2, CMR3, CMR4, CMR5, CMR6, City Mortgage Trustees 1 Limited, City Mortgage Trustees 2 Limited, City Mortgage Trustees 3 Limited and CMH with effect from Completion provided that the Buyer shall procure that a replacement for each such director is appointed immediately following such resignations.

                                   SCHEDULE 4

          TO THE FOREGOING AGREEMENT AMONG (1) THE SELLERS (AS DEFINED
       THEREIN), (2) OCWEN FINANCIAL CORPORATION, (3) CITYSCAPE FINANCIAL
               CORPORATION AND (4) CITY MORTGAGE FUNDING 1 LIMITED

                                 EXCLUDED ASSETS

1. Any cash held by any of the Sellers at the Effective Time received in respect of Residuals within the two Business Days prior to the Effective Time plus the cash book balance of the Sellers up to a maximum of pound sterling 2 million in respect of cash in hand or cash at bank held by any of the Sellers at the Effective Time (other than any such cash received in respect of Residuals).

2.       The Reading Leases.

3. Any sums payable at any time to any Seller by way of refund of tax accrued or earned (whether or not paid) for the period prior to the Effective Time.

4.       The Wolverhampton Lease.

5.       The Watford Lease.

6.       The shares in any of the Sellers.

7. The libel action issued by CMC against Times Newspapers Limited referred to in the Disclosure Letter.

                                   SCHEDULE 5

          TO THE FOREGOING AGREEMENT AMONG (1) THE SELLERS (AS DEFINED
       THEREIN), (2) OCWEN FINANCIAL CORPORATION, (3) CITYSCAPE FINANCIAL
               CORPORATION AND (4) CITY MORTGAGE FUNDING 1 LIMITED

            CALCULATION OF PURCHASE PRICE AND INTERIM PURCHASE PRICE

                     PART 1 - CALCULATION OF PURCHASE PRICE


1. Following Completion CMC shall prepare a statement and disk (the "Draft Final Portfolio Completion Statement") setting out:

1.1 the amount of the Unpaid Principal Balances of the Loans other than the New Loans in pounds sterling as of the Completion Date;

1.2 the amount of the Unpaid Principal Balances of the Consistent New Loans in pounds sterling at the Completion Date provided that, in calculating such Unpaid Principal Balances as of the Completion Date, there shall be disregarded any Loan originated after 31 December 1997 with respect to which the first payment has not been made within 59 days of the applicable Mortgage Payment Day;

1.3 the fair market value as agreed in good faith by the Buyer and the Sellers of the Inconsistent New Loans at the Completion Date, other than those secured by mortgages over property the use of which is not primarily residential; and

1.4 the aggregate amount of cash in pounds sterling received by the Sellers at the Completion Date from any of the Residuals since 31 December 1997.

2. CMC will provide the Draft Final Portfolio Statement to the Buyer no later than five Business Days after the Completion Date and will provide the Buyer with all reasonable assistance and co-operation to enable the Buyer to verify the Draft Final Portfolio Completion Statement.

3. Within 15 Business Days of receiving the Draft Final Portfolio Completion Statement, the Buyer will indicate to CMC whether or not it agrees with the figures contained therein and if it so agrees, the Draft Final Portfolio Completion Statement will constitute the Final Portfolio Completion Statement. If the Buyer fails to so indicate, the Draft Final Portfolio Completion Statement will be deemed to constitute the Final Portfolio Completion Statement.

4. If the Buyer indicates to CMC that it disagrees with the Draft Final Portfolio Completion Statement the Buyer and CMC will negotiate in good faith to try and resolve such disagreement.

5. If the Buyer and CMC are unable to resolve the disagreement within a further 20 Business Days, the matter shall be referred to a firm of Chartered Accountants appointed by agreement between the Buyer and CMC (or failing agreement within 10 days, by the President for the time being of the Institute of Chartered Accountants in England and Wales) (the "Accountant"). The
         Accountant:

5.1 shall be instructed by the Buyer and CMC to resolve the matters in dispute and to make a final determination of the Final Portfolio Completion Statement;

5.2 shall be provided with such information and access to books, records and other information as he may require;

5.3 shall act as expert and not arbitrator and his decision shall in the absence of manifest error be final and binding.

6. The cost of the Accountant shall be borne by the Buyer and CMC equally unless he shall determine otherwise.

7. Following Completion the Buyer shall prepare a statement (the "Draft Liabilities Statement") setting out details of the Liabilities by the name of payee, amount due or paid by or on behalf of the Buyer and any applicable invoice or statement number.

8. The Buyer will provide the Draft Liabilities Statement to CMC no later than 35 Business Days after the Completion Date and will provide CMC with all reasonable assistance and co-operation to enable CMC to verify the Draft Liabilities Statement.

9. Within 15 Business Days of receiving the Draft Liabilities Statement, CMC will indicate to the Buyer whether or not it agrees with the figures contained therein and if it so agrees, the Draft Liabilities Statement will constitute the Liabilities Statement. If CMC fails to so indicate, the Draft Liabilities Statement will be deemed to constitute the Liabilities Statement.

10. If CMC indicates to the Buyer that it disagrees with the Draft Liabilities Statement the Buyer and the Seller will negotiate in good faith to try and resolve such disagreement.

11. If the Buyer and the Seller are unable to resolve the disagreement within a further 20 Business Days, the matter shall be referred to a firm of Chartered Accountants appointed by agreement between the Buyer and CMC (or failing agreement within 20 Business Days, by the President for the time being of the Institute of Chartered Accountants in England and Wales) (the "Second Accountant"). The Second Accountant:

11.1 shall be instructed by the Buyer and CMC to resolve the matters in dispute and to make a final determination of the Liabilities Statement;

11.2 shall be provided with such information and access to books, records and other information as he may require;

11.3 shall act as expert and not arbitrator and his decision shall be in the absence of manifest error be final and binding.

12. The cost of the Second Accountant shall be borne by the Buyer and CMC equally unless he shall determine otherwise.

13. The Purchase Price shall be determined in accordance with the following formula:

         P = 253,000,000 + A - B - C + D + E + F

         Where

         P        is the Purchase Price in pounds sterling

         A        is equal to 104.5% multiplied by the lesser of:

                  (a)      35,000,000; and

                  (b) the aggregate of the amounts referred to in paragraphs 1.1 and 1.2 of this Part 1 less 211,075,219 (the resulting amount being the "Final Balance")

         B        is equal to the amount referred to in paragraph 1.4 of this
                  Part 1

         E        is equal to the amount referred to in paragraph 1.3 of this
                  Part 1

         F is the Final Balance minus 35,000,000 but only if the result is a positive number each as set out in the Final Portfolio Completion Statement

         C is equal to the amount by which the aggregate amount of the Liabilities in pounds sterling at the Completion Date exceeds 7,511,000 and shall be zero if the Liabilities in pounds sterling at the Completion Date do not exceed 7,511,000

         D is equal to the amount by which the aggregate amount of the Liabilities in pounds sterling at the Completion Date is less than 7,511,000 and shall be zero if the amount of the Liabilities in pounds sterling at the Completion Date is 7,511,000 or more each as determined in the Liabilities Statement.

14.      In this Part 1 of Schedule 5:

         "New Loans" shall mean the Consistent New Loans and the Inconsistent New Loans;

         "Consistent New Loans" shall mean those of the Loans and Further Loans completed on or after 1 January 1998 and prior to Completion:

                  (a) in respect of which taken together as a portfolio (other than those which have been redeemed during such period):

                           (i)      the weighted average rate of interest;

                           (ii)     the weighted average loan-to-value ratio;
                                    and

                           (iii) the relative percentages (by number) respectively of first and subsequent ranking Mortgages securing repayment,

                           is consistent in all material respects with the Loans completed during October, November and December 1997 disregarding however any effect of any alterations in the terms of any Loans as a result of any agreement or undertaking given to or made with the OFT; and

                  (b) which individually comply in all material respects with the loan underwriting guidelines and origination criteria in effect at 31 December 1997; and

         "Inconsistent New Loans" means those of the Loans and Further Loans completed on or after 1 January 1998 and prior to Completion, (other than those which have been redeemed during such period) which are not Consistent New Loans;

                 PART 2 - CALCULATION OF INTERIM PURCHASE PRICE

1. On the Preparation Date the Seller shall prepare the Interim Portfolio Completion Statement setting out:

1.1 the amount of the Unpaid Principal Balances of the Loans other than the New Loans in pounds sterling as of the Preparation Date;

1.2 the amount of the Unpaid Principal Balances of the Consistent New Loans in pounds sterling as of the Preparation Date, provided that, in calculating such Unpaid Principal Balances as of the Preparation Date, there shall be disregarded any Loan originated after 31 December 1997 with respect to which the first payment due is not made within 59 days of the applicable Mortgage Payment Day;

1.3 the fair market value as agreed in good faith by the Buyer and the Sellers of the Inconsistent New Loans at the Preparation Date, other than those secured by mortgages over property the use of which is not primarily residential;

1.4 the aggregate amount of cash in pounds sterling received by the Sellers at the Preparation Date in respect of any of the Residuals since 31 December 1997; and

1.5      the amount of the Liabilities as at the Preparation Date.

2. The Seller will provide the Interim Portfolio Completion Statement to the Buyer no later than five Business Days before the Completion Date and will provide the Buyer will all reasonable assistance and co-operation to enable the Buyer to verify the Draft Portfolio Completion Statement prior to the Completion Date.

3. The Interim Purchase Price shall be determined in accordance with the following formula:

         I        =        253,000,000 + A - B - C + D + E + F

         Where

         I        is the Interim Purchase Price in pounds sterling

         A        is equal to 104.5% multiplied by the lesser of:

                  (a)      35,000,000; and

                  (b) the aggregate of the amounts referred to in paragraphs 1.1 and 1.2 of this Part 2 above less 211,075,219 (the resulting amount being the "Interim Balance")

         B        is equal to the amount referred to in paragraph 1.4 of this
                  Part 2 above, which such Seller shall retain in full

         C is equal to the amount by which the amount referred to in paragraph 1.5 of this Part 2 exceeds 7,511,000 and shall be zero if the amount referred to in paragraph 1.5 of this Part 2 does not exceed 7,511,000

         D is equal to the amount by which the amount referred to in paragraph 1.5 of this Part 2 is less than 7,511,000 and shall be zero if the amount referred to in paragraph 1.5 of this
                  Part 2 is 7,511,000 or more

         E        is equal to the amount referred to in paragraph 1.3 of this
                  Part 2

         F is the Interim Balance minus 35,000,000 but only if the result is a positive number each as determined in the Initial Portfolio Completion Statement.

                                   SCHEDULE 6

          TO THE FOREGOING AGREEMENT AMONG (1) THE SELLERS (AS DEFINED
       THEREIN), (2) OCWEN FINANCIAL CORPORATION, (3) CITYSCAPE FINANCIAL
               CORPORATION AND (4) CITY MORTGAGE FUNDING 1 LIMITED

                                   WARRANTIES

1.       CAPACITY AND AUTHORITY

1.1      INCORPORATION AND EXISTENCE

         Each Seller is a limited company incorporated under English law and has been in continuous existence since incorporation.

1.2      RIGHT, POWER, AUTHORITY AND ACTION

1.2.1 Each Seller has the right, power and authority and has taken all action necessary to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and each document to be executed at or before Completion.

1.2.2 Each Seller has the right, power and authority to own those of the Assets which it owns and operate that part of the Business which it operates.

1.3      BINDING AGREEMENTS

         Each Seller's obligations under this Agreement and each document to be executed by it at or before Completion are, or when the relevant document is executed will be, enforceable in accordance with their terms.

2.       ACCOUNTS

2.1      GENERAL

2.1.1 The Accounts have been prepared and audited on a proper and consistent basis in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom.

2.1.2 The Accounts show a true and fair view of the assets, liabilities and state of affairs as at the Last Accounting Date and of the profits and losses for the financial year ended on the Last Accounting Date of the Seller and its Subsidiary Undertakings at that time.

3.       NON-MORTGAGE ASSETS

3.1      TITLE AND CONDITION

3.1.1    Each of the Non-Mortgage Assets is:

         (a) legally and beneficially owned by a Seller free from any Encumbrance;

         (b) where capable of possession, in the possession or under the control of a Seller; and

         (c)      situated in the United Kingdom.

3.1.2 Details of Motor Vehicles and Office Equipment at the date of this Agreement are annexed to the Disclosure Letter.

3.1.3    CMR7 is a wholly owned subsidiary of CMH.

3.1.4 The CMR7 Shares comprise the whole of the allotted and issued share capital of CMR7, have been properly allotted and issued and are fully paid or credited as fully paid.

3.1.5    There is no Encumbrance in relation to any of the CMR7 Shares.

3.1.6 CMR7 has not since incorporation carried on any business or acquired any assets.

3.2      INTELLECTUAL PROPERTY

3.2.1    Each of the Intellectual Property Rights is:

         (a) valid and enforceable and nothing has been done or omitted to be done by which it may cease to be valid and enforceable;

         (b) beneficially owned by, licensed to or validly granted to, a Seller; and

         (c) not, and will not be, the subject of any challenge from a person (including, without limitation, an employee of a Seller) as to title, validity, enforceability, entitlement or otherwise.

3.2.2 The details of the Intellectual Property Rights annexed to the Disclosure Letter are accurate in all material respects.

3.2.3 So far as any Seller is aware, there is no infringement of any of the Intellectual Property Rights.

3.2.4 The Intellectual Property Rights are the only Intellectual Property used by the Sellers.

4.       REAL PROPERTY

4.1      PROPERTY COMPRISES ALL LAND

         The Watford Lease and the Wolverhampton Lease (the "Business Property") comprise all land and premises owned, occupied or used by, or in the possession of, any Seller in connection with the Business.

4.2      ADVERSE INTERESTS

         There is no person in possession or occupation of, or who has or claims a right or interest of any kind in, the Business Property adversely to any Seller's interest. The Seller is entitled to and has exclusive vacant possession of the Business Property.

4.3      LEASES

         There is no fact or circumstance currently subsisting which could entitle or require a person (including, without limitation, a landlord or licensor) to forfeit or enter on, or take possession of, or occupy, the Business Property.

5.       CONTRACTS

5.1      VALIDITY OF CONTRACTS

5.1.1 No Seller has any knowledge of the invalidity of, or a ground for termination, avoidance or repudiation of, a Contract. No party to a Contract has given notice of its intention to terminate, or has sought to repudiate or disclaim, the Contract.

5.1.2 No Seller is in material breach of a Contract and to the best of each Seller's knowledge no other party to a Contract is in material breach of that Contract. To the best of each Seller's knowledge no fact or circumstance exists which might give rise to a breach of this type.

5.2      DETAILS OF CONTRACTS

         A copy of each of the written Contracts is annexed to the Disclosure Letter. To the best of each Seller's knowledge a summary of any oral Contract at the date of this Agreement is annexed to the Disclosure Letter.

6.       TERMS OF TRADE AND BUSINESS

6.1      SUPPLIERS AND CUSTOMERS

6.1.1 No Seller has entered into an agreement or arrangement with a customer or supplier of the Business on terms materially different to its standard terms of business, a copy of which is annexed to the Disclosure Letter.

6.1.2 No person (either individually or jointly with another person) has bought from or sold to a Seller in connection with the Business, either in the financial year of that Seller ended on the Last Accounting Date or since the Last Accounting Date, more than ten per cent. of the total amount of all purchases or sales made by the Business in that financial year or since the Last Accounting Date.

6.2      COMPUTER RECORDS

         None of the records, systems, data or information of the Business is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, without limitation, an electronic, mechanical or photographic process computerised or not) which are not included among the Assets.

6.3      DATA PROTECTION

6.3.1 The applicable Seller has obtained and maintained in force each registration under the Data Protection Act 1984 necessary or appropriate in relation to the Business or the Assets including, without limitation, each registration relating to the obtaining, holding, processing, transfer and disclosure of personal data effected by the applicable Seller (including, without limitation, to the Buyer).

6.3.2 The applicable Seller has in respect of personal data relating to the Business at all times complied with the Data Protection Principles contained in Schedule 1 to the Data Protection Act 1984.

7.       EMPLOYEES

7.1      GENERAL

7.1.1    The Disclosure Letter contains details of:

         (a) the total number of Employees including those who are on maternity leave or absent because of disability or other long-term leave of absence, and have or may have a right to return to work in the Business;

         (b) the name, date of start of employment, period of continuous employment, salary, grade and age of each of the Employees and, where any of the Employees has been continuously absent from work for more than one month, the reason for the absence; and

         (c) the terms of the contract of each of the Employees entitled to remuneration at an annual rate, or an average annual rate over the last three financial years, of more than pound sterling 35,000.

7.1.2 There is no agreement or arrangement between any Seller and any of the Employees or a former employee of any Seller in connection with the Business with respect to his employment, his ceasing to be employed or his retirement which is not included in the written terms of his employment or previous employment. No Seller has provided, or agreed to provide, a gratuitous payment or benefit to any of the Employees or to his dependants.

8.       INSOLVENCY, WINDING UP ETC.

8.1      WINDING UP AND ADMINISTRATION

         No order has been made or resolution passed for the winding up of any Seller or CMF or for the appointment of a provisional liquidator to any Seller or CMF or for an administration order in respect of any Seller or CMF. No petition for the winding up or administration of any Seller or CMF has been served on any Seller or CMF and no resolution to wind up any Seller or CMF has been passed by the shareholder(s) of that company.

8.2      RECEIVERSHIP

         No receiver or receiver and manager has been appointed of the whole or part of any Seller's business or assets.

8.3      VOLUNTARY ARRANGEMENTS

         No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of any Seller. No compromise or arrangement has been proposed, agreed to or sanctioned under section 425 of the Act in respect of any Seller.

8.4      PAYMENT OF DEBTS

         No Seller has stopped paying its debts as they fall due.

8.5      DISTRESS ETC.

         No distress, execution or other process has been levied on any of the Non-Mortgage Assets.

9.       PENSIONS AND OTHER BENEFITS

9.1      DEFINITIONS

         For the purposes of paragraphs 9.2 and 9.3, "Disclosed Schemes" means the Greyfriars Pension Scheme established by an interim deed dated 31 October 1996 and the Standard Life "StanPlan A" scheme so far as it relates to the participation of MGD under number H80568.

9.2      SCHEMES - GENERAL

         Other than the Disclosed Schemes there are not in operation as at the date of this Agreement and no proposal has been announced to enter into or establish, any legally enforceable agreement, arrangement, custom or practice for the payment of, or payment of a contribution towards, a pension, allowance, lump sum or other similar benefit on retirement, death or termination of employment (whether voluntary or not), for the benefit of the Employees. No Seller operates or is a participant in any permanent health insurance scheme, private health insurance scheme, accident benefit or any other scheme or arrangements benefiting Employees.

9.3      FUNDING OF DISCLOSED SCHEMES

9.3.1    No contribution due to the Disclosed Schemes is unpaid.

9.3.2 The Greyfriars Pension Scheme is fully funded in that the market value of the Greyfriars Pension Scheme's assets exceeds the value of the Greyfriars Pension Scheme's accrued liabilities determined using the same actuarial assumptions as used for the initial actuarial valuation of the Greyfriars Pension Scheme as at November 1996.

9.3.3    The Standard Life "StanPlan A" scheme is a defined contribution scheme.

10.      LITIGATION AND COMPLIANCE WITH LAW

10.1     LITIGATION

10.1.1 No Seller is involved in a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction. No civil, criminal, arbitration, administrative or other proceeding in any jurisdiction in relation to the Business or any of the Assets is threatened by or against any Seller other than in the ordinary course of the Business.

10.1.2 There is no outstanding judgement, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency in any jurisdiction against any Seller.

11.      LOANS

11.1 The particulars of the Loans set against those fields on the Data Tape which are listed in the annexure are in all material respects true and accurate and the particulars of the Loans in the Initial Portfolio Completion Statement will be in all material respects true and accurate.

11.2 Each Loan arose from the ordinary course of the applicable Seller's residential secured lending facilities.

11.3 Each Loan and its Related Security was made on the terms of the Standard Documentation without any material variation thereto.

11.4     All of the Borrowers are individuals.

11.5     No Borrower is an employee of the relevant Mortgagee.

11.6 The amount outstanding under each Loan is a valid debt due to the applicable Seller from the relevant Borrower.

11.7 No Loan is unenforceable as a result of any non-compliance with the CCA or the Unfair Terms in Consumer Contracts Regulations 1994.

11.8 The relevant Seller has maintained the appropriate licences under the CCA at all relevant times in relation to the carrying on of its lending business.

11.9 No agreement for any Mortgage or related agreement constitutes an extortionate credit bargain (within the meaning of Section 137 and 138 of the CCA or any modification or re-enactment thereof).

11.10 No Unregulated Loan is a consumer credit agreement (as defined in Section 8 of the CCA) or constitutes any other agreement regulated or partly regulated by the CCA (other than Sections 137 to 140 of the CCA) or any modification or re-enactment thereof.

11.11 In relation to any Right-to-Buy Mortgage Loan the relevant Originator was, at the time of origination, an approved lending institution within the meaning given to that expression in the Housing Act 1985 or, as the case may be, the Housing (Scotland) Act 1987.

11.12 There are no outstanding obligations on any Seller to make any Further Advances to any Borrower.

12.      VALUATION

         In the case of each Loan, not more than six months prior to the grant of the relevant Mortgage, the relevant Originator caused to be made on its behalf a valuation of the relevant Property by a Valuer.

13.      THE PROPERTIES

13.1     The Properties are in England, Wales or Scotland.

13.2     Prior to making a Loan to a Borrower, the relevant Originator:

13.2.1 caused its solicitors to carry out in relation to the relevant Property all investigations, searches and other actions and enquiries which a reasonably prudent mortgage lender or its solicitors normally make (other than local authority searches) when lending to an individual on the security of residential property, as the case may be, in England, Wales or Scotland; and

13.2.2 received a Report on Title relating to such Property and the results thereof (together with such further information that the relevant Originator considered appropriate) were such as would be acceptable to a reasonably prudent mortgage lender.

13.3     Where any Property is leasehold:

13.3.1 if the Property is in England or Wales the relevant lease has created a subsisting term of years absolute in possession which will expire not less than 30 years after the term of the relevant Mortgage; and

13.3.2 if the Property is in Scotland the relevant lease was entered into prior to 1974 and will expire no fewer than 30 years after the term of the relevant Mortgage; and

13.3.3 the relevant lease contains no provision whereby it may be forfeited on the bankruptcy of the lessee.

14.      THE MORTGAGES

14.1     Each Loan is secured by a Mortgage.

14.2 Each Mortgage constitutes (i) in the case of English Loans, a valid first, second or subsequent ranking legal mortgage of the relevant Property subject only in certain cases to registration of the relevant Mortgage Deed at HM Land Registry or (ii) in the case of the Scottish Loans, a valid and enforceable first, second or subsequent ranking Standard Security over the relevant Property subject only in certain cases to registration or recording of the relevant Mortgage Deed in the Registers of Scotland, in either case duly executed by the Borrower named in the relevant Mortgage Deed.

15.      ADDITIONAL SECURITY

         Prior to the making of the relevant mortgage advance, enquiry was made of each Borrower as to the identity of the persons in actual occupation of the Property and (i) in the case of English Mortgage Loans, any person who at the date when the advance was made had attained the age of 18 and who was identified in writing to the relevant Originator or its solicitor by the Borrower as residing or being about to reside in the relevant Property is either named as joint Borrower on the relevant Mortgage Deed or has signed a Deed of Postponement in respect of all rights and entitlements to which such person may be entitled in the Property to the interests, rights and entitlements of the Mortgagee of the Property from time to time, such agreement in a form as was satisfactory to such solicitor, and (ii) in the case of Scottish Mortgage Loans, prior to the making of the advance, the relevant Originator or its solicitor obtained all necessary validly executed MHA Documentation so as to ensure that neither the relevant Mortgage Loan nor the relevant Property was subject to or affected by any statutory right of occupancy in favour of a non-entitled spouse.

16.      INSURANCE-BUILDINGS

16.1 Every Property was, at the date of completion of the relevant Loan, insured:

         (a)      (i)   under the Buildings Policies;

                  (ii)  with a reputable insurance company approved by a Seller;

                  (iii) against all risks usually covered by a reasonably
                        prudent mortgage lender in England, Scotland or Wales, as applicable, advancing money on the security of residential property; and

         (b) to an amount not less than the full reinstatement cost as determined by the relevant Valuer.

16.2 There is no claim outstanding under any of the Buildings Policies (save, in relation to the Buildings Policies, minor claims not involving the destruction of a Property).

17.      SELLER'S TITLE

17.1 Save for Title Deeds held at HM Land Registry or the Registers of Scotland all the Title Deeds and the mortgage files and computer tapes and other means of electronic data storage relating to each of the Loans and their Related Security are held by:

         (a)      a Seller or its agents; or

         (b) by the Seller's Conveyancing Solicitors to the order of that Seller,

         and the Title Deeds held at HM Land Registry or the Registers of Scotland have been sent to it on the basis that any such Title Deeds will be returned to a Seller, its agents or a Seller's Conveyancing Solicitors.

17.2 A Seller or (as applicable) CMF has good title to, and is the absolute unencumbered legal and beneficial owner of, each Loan and its Related Security subject only to this Agreement, the Borrowers' equity or other rights of redemption and (in the case of Mortgages over Registered Land or land in Scotland) subject to registration at HM Land Registry or the Registers of Scotland (as the case may be) of a Seller or CMF (as applicable) as proprietor of the relevant Mortgage.

18.      OUTSTANDING OFFERS

         No Letter of Offer is outstanding (other than Letters of Offer dated less than three months prior to the date hereof) in respect of which the relevant Loan has not been completed.

19.      THE RESIDUALS

19.1 CMCR is not in breach of any of its obligations pursuant to CMR1 Reserve Novation Agreement.

19.2 In relation to the aggregate of the mortgage loans beneficially owned by the Mortgages Trustees, CMR4 and CMR6 (the "Securitised Portfolio"), between 1 January 1998 and Completion the annualised principal loss rates for the Securitised Portfolio does not exceed 0.6% per annum.

19.3 So far as any of the Sellers is aware there is no material breach of any of the agreements relating to the CMC Securitisations.

20.      DATA ROOM INDEX

         To the best of each Seller's knowledge the copies of the documents listed in the Data Room Index (as defined in the Disclosure Letter) supplied or made available to the Buyer are true and fair copies.

                                   SCHEDULE 7

          TO THE FOREGOING AGREEMENT AMONG (1) THE SELLERS (AS DEFINED
       THEREIN), (2) OCWEN FINANCIAL CORPORATION, (3) CITYSCAPE FINANCIAL
               CORPORATION AND (4) CITY MORTGAGE FUNDING 1 LIMITED

                      LIMITATIONS ON THE SELLER'S LIABILITY


1. Financial is not liable in respect of a Relevant Claim unless and until the amount that would be recoverable from Financial in respect of that Relevant Claim, when aggregated with any other amount or amounts recoverable in respect of other Relevant Claims, exceeds pound sterling 250,000.

2. Financial's total liability in respect of all Relevant Claims is limited to pound sterling 10,000,000. The maximum liability for a Relevant Claim arising in respect of a Loan shall not exceed that part of the consideration payable in respect of such Loan at the date of Completion.

3. Financial is not liable in respect of a Relevant Claim unless the Buyer has given Financial written notice of the Relevant Claim (stating in reasonable detail the nature of the Relevant Claim and, if practicable, the amount claimed) on or before the first anniversary of the date of this Agreement.

4. A Relevant Claim notified in accordance with paragraph 3 and not satisfied, settled or withdrawn is unenforceable against Financial on the expiry of the period of twelve months starting (if either the Buyer or a Seller is acting in compliance with paragraph 7.4 or paragraph 8 respectively) on the Determination Date referred to in paragraph 9, and, otherwise, starting on the day of notification of the Relevant Claim, unless proceedings in respect of the Relevant Claim have been issued and served on Financial.

5.       Financial is not liable in respect of a Relevant Claim:

5.1 to the extent that the matter giving rise to the Relevant Claim would not have arisen but for:

5.1.1 an act or omission after Completion by or involving a Buyer's Group Company or a director, employee or agent of a Buyer's Group Company;

5.1.2 the passing of, or a change in, after the date of this Agreement a law, rule or regulation, of a government, governmental department, agency or regulatory body or an increase in the tax rates or an imposition of tax, in each case not actually or prospectively in force at the date of this Agreement or a change, after such date of the judicial interpretation or application of the law;

5.2 to the extent that the matter giving rise to the Relevant Claim arises wholly or partially from an act or omission at the request or direction of, or with the deliberate consent of, a Buyer's Group Company;

5.3 to the extent that the matter giving rise to the Relevant Claim is an amount for which the Buyer has a right of recovery against, or an indemnity from, a person other than a CMC Group Undertaking, whether under a provision of applicable law, insurance policy or otherwise howsoever or would have had that right or indemnity but for a change in law or the terms of its insurance after Completion; and

5.4 to the extent that the matter giving rise to the Relevant Claim can be or has been remedied by a payment under clause 4.7 or clause 4.8.1.

6. The Buyer is not entitled to recover more than once in respect of any one matter giving rise to a Relevant Claim.

7. If the Buyer becomes aware of a matter which might give rise to a Relevant Claim:

7.1 the Buyer shall as soon as it is reasonably practicable, advise Financial in writing of the matter and shall consult with Financial with respect to the matter;

7.2 the Buyer shall, and shall ensure that each Buyer's Group Company will, provide to Financial and its advisers reasonable access to premises and personnel and to relevant assets, documents and records within each Buyer's Group Company's power or control for the purposes of investigating the matter and enabling Financial to take the action referred to in paragraph 8.1;

7.3 Financial (at its cost) may take copies of the documents or records, and photograph the premises or assets, referred to in paragraph 7.2;

7.4 the Buyer shall and shall ensure that each Buyer's Group Company will take any action and institute any proceedings, and give any information and assistance, as Financial may reasonably request to:

         (a) dispute, resist, appeal, compromise, defend, remedy or mitigate the matter; or

         (b) enforce against a person (other than a CMC Group Undertaking) the Buyer's rights in relation to the matter; and

         (c) obtain the consent of Financial (such consent not to be unreasonably withheld or delayed) to the use of advisers nominated by the Buyer in connection with proceedings related to the matter, in each case on the basis that Financial shall fully indemnify the Buyer for all reasonable costs incurred as a result of a request or nomination by Financial;

7.5 the Buyer shall not admit liability in respect of, or compromise or settle, the matter without the prior written consent of Financial (not to be unreasonably withheld or delayed); and

7.6 a failure by the Buyer to comply with its obligations under paragraph 7 shall not relieve Financial from liability in respect of a Relevant Claim except to the extent that the Relevant Claim is aggravated or increased as a result of the Buyer's failure to do so save for a breach of paragraphs 7.4(a) or (b) or 7.5.

8. To the extent that any matter giving rise to a Relevant Claim is the amount for which a Seller has a right of recovery against, or an indemnity from a person other than the Buyer, whether under a provision of applicable law, insurance policy or otherwise howsoever then such a Seller shall at its sole discretion either assign such right to the Buyer (when the provisions of paragraph 7 shall apply) or:

8.1 take expeditiously all reasonable steps (including taking legal proceedings) to exercise such rights of recovery or enforce such indemnity; and

8.2 keep the Buyer informed, at such times and in such manner as the Buyer may reasonably require of the steps being so taken and the progress thereof,

         and the recovery of any amount by any Seller through the exercise of the rights of recovery or indemnity in paragraph 8 shall cause there to be a restriction in the amount of the Relevant Claim of any amount commensurate with the amount so recovered.

9. If either (i) the Buyer is acting in compliance with paragraph 7.4(a) or (b) or (ii) any Seller is acting in compliance with paragraph 8.1 the expression "Determination Date" shall mean the day after the day upon which, as applicable, the Buyer or any Seller has made recovery against the relevant third party or the applicable legal proceedings brought by either the Buyer or any Seller have been finally determined or withdrawn.

10. In assessing any damages or other amounts recoverable for a Relevant Claim there shall be taken into account any corresponding savings by, or net benefit to, the Buyer.

11. If any Seller pays to a Buyer's Group Company an amount in respect of a Relevant Claim and a Buyer's Group Company subsequently recovers from another person an amount which is referable to the matter giving rise to the Relevant Claim if the aggregate of the Sum Recovered and the amount paid by any Seller in respect of the Relevant Claim exceeds the Buyer's loss arising out of the applicable Relevant Claim, the Buyer shall immediately pay the amount of such excess to that Seller.

12. For the purposes of clause 11, "Sum Recovered" means an amount equal to the total of the amount recovered from the other person plus any interest in respect of the amount recovered from the person less any tax computed by reference to the amount recovered from the person payable by the Buyer and less all reasonable costs incurred by the Buyer in recovering the amount from the person.

13. Nothing in this Schedule restricts or limits the Buyer's general obligation at law to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a Relevant Claim.

14. If at any time after the date of this Agreement a Seller wants to insure against its liabilities in respect of Relevant Claims, the Buyer shall provide any information as a prospective insurer may reasonably require before effecting the insurance.

15. The Buyer shall preserve all documents, records, correspondence, accounts and other information whatsoever relevant to a matter which may give rise to a Relevant Claim.

                                   SCHEDULE 8

          TO THE FOREGOING AGREEMENT AMONG (1) THE SELLERS (AS DEFINED
       THEREIN), (2) OCWEN FINANCIAL CORPORATION, (3) CITYSCAPE FINANCIAL
               CORPORATION AND (4) CITY MORTGAGE FUNDING 1 LIMITED

                                   LIABILITIES

1.       All Trade Creditors owed less than pound sterling 5,000

2.       The following:

         Alcatel Telecom
         BDO Stoy Hayward
         Cable & Wireless
         Clifford Chance
         Computer Futures (personnel agency)
         C Osborne
         Crusader Security
         Denton Hall
         Fox Williams
         Gama Aviation
         Hillier Parker
         Howard Kennedy (solicitors)
         Maidenhead Electrical
         Matrix Direct Mktg
         P&I Data Services
         PML Consultants
         Powerline
         Project Office Furniture
         Sidley & Austin
         SJA Direct
         Wolanski & Co
         Bernard Elliston (solicitors)
         Blatchfords (solicitors)
         Marketplace Appointment (personnel agency)
         White Horse Mortgage Services
         DK Computing
         London Bridge software
         Michael Moss (in respect of Exit Payment)

3.       All items owing to insurers

4.       All items owing to providers of advertising and marketing services

5.       MIRAS creditor amounts

6.       All mortgage broker commission override accruals

7.       All other commission payable to mortgage brokers

8.       Accrued bonus due to T Benjamin to a maximum of pound sterling 75,000

9. Outstanding legal and professional fees due in respect of loan originations

10.      Mortgage Indemnity Guarantee repayments

11.      British United Providence Association

12.      Property valuation fees in respect of loan originations

13.      Legal fees incurred by Midland & General Direct Limited

14.      Insurance

15. PAYE and National Insurance in respect of the PAYE month in which Completion takes place.

16. Client loan retentions (other than any already disbursed and held subject to undertakings from Sellers Conveyancing Solicitors in favour of any Seller)

17. Audit and tax fees in respect of the 1997 statutory audit and corporation tax advice for 1997

18. Liabilities to Lombard Business Finance (lease contracts numbered 1 to 7 inclusive)

19.      Finance lease liability to IBM in respect of 45400 File Server

20.      The Associates (in respect of car leases number 1 to 7 inclusive)

21. Operating lease/contract hire liabilities to Schroders regarding photocopier leases

22. Operating lease/contract hire liabilities to Hertz leasing regarding motor vehicles

23. Operating lease/contract hire liabilities to Lex leasing regarding motor vehicles

24. Operating lease/contract hire liabilities to Pallas leasing regarding telephone systems

25.      Liabilities to Landlord due but unpaid on or before the Effective Time.

NOTE: items 18 to 24 inclusive have been calculated by taking the residue of the relevant lease term and multiplying by the number of periodical payments to be made during the residue of such term.